Exhibit 10.2

LEASE AGREEMENT

BETWEEN

INMOBILIARIA AYUSA, S. de R.L. de C.V., Landlord

AND

LUCENT TECHNOLOGIES MICROELECTRONICA DE MEXICO, S.A. DE C.V., Tenant

Premises Address:

Calle Oriente 2, No. 40

Ciudad Industrial de Matamoros

H. Matamoros, Tamaulipas, Mexico

Summary Lease Information

GUARANTOR	Lucent Technologies, Inc.

LAND SIZE	18,900 square meters

BUILDING SIZE	81,750 square feet

RENTAL RATE ($/MONTH/SF)	$0.75 Dollars, currency of the United States of America

ESCALATION	CPI with a minimum of 2% Per Annum

TERM	7 years

COMMENCEMENT DATE

EXPIRATION DATE
Execution copy
June 29, 2000

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is made as of this 29th day of June, 2000, by and between Inmobiliaria Ayusa, S. de R.L. de C.V. (“Landlord”), an S. de R.L. de C.V., having its principal place of business at No. 28 San Carlos, Col. Alianza, H. Matamoros, Tamaulipas, Mexico, 87410 and represented herein by Mr. Pablo Vivanco in his capacity as legal representative, and Lucent Technologies Microelectronica de Mexico, S.A. de C.V. (“Tenant”), a Mexican corporation, having a principal place of business at Calle Oriente 2, No. 40, Ciudad Industrial de Matamoros, H. Matamoros, Tamaulipas, Mexico, and represented herein by Mr. Edmundo Elias-Fernandez, in his capacity as attorney-in-fact.

W I T N E S S E T H:

A.            Landlord, through its legal representative, hereby states, represents and warrants that:

(a)           It is a Mexican sociedad de responsabilidad limitada de capital variable duly incorporated under the laws of Mexico, as evidenced through public instrument number 832, dated November 7, 1997, granted before Ms. Adriana Lydia

Villarreal Galindo, Notary Public number 46, for Matamoros, Tamaulipas, registered at the Public Registry of Commerce of Matamoros under entry 14V, seal 14V, book I, on December 15, 1997.

(b)           It has clear and marketable title to the Land (as hereinafter defined), as evidenced through public instrument number 612, granted before Ms. Adriana Lydia Villarreal Galindo, Notary Public number 46, for Matamoros, Tamaulipas, registered at the Public Registry of Property of Matamoros in Ciudad Victoria under entry 28,579, book 572, section I, on June 26, 2000.

(c)           It wishes to grant to Tenant the temporary use and possession of the Premises (as hereinafter defined) pursuant to the terms and conditions herein contained.

(d)           The Land has an industrial use of land for light and medium non-contaminating industry in accordance with the urban development plan for the municipality of Matamoros, State of Tamaulipas, Mexico. A copy of the certificate of use of land (“Licencia de Uso de Suelo”) authorizing light and medium non-contaminating industrial use is attached hereto as Exhibit “A”.

(e)           Landlord and its legal representative have the necessary authority to execute this Lease as evidenced through public instrument number 832, dated November 7, 1997, granted before Ms. Adriana Lydia Villarreal Galindo, Notary Public number 46, for Matamoros,
Tamaulipas, registered at the Public Registry of Commerce of Matamoros under entry 14V, seal 14V, book I, on December 15, 1997. Said authority has not been limited or revoked in any manner whatsoever.

(f)            The Land is current in the payment of taxes and other fiscal contributions and does not have any liens, encumbrances or limitations of domain, as evidenced by the certificate of no-liens or encumbrances (certificado de libertad de gravamen) issued by the Public Registry of Property and Commerce in Ciudad Victoria, Tamaulipas, and attached hereto as Exhibit “B”.

(g)           Under the terms and conditions hereinafter set forth, it will build the Building (as hereinafter defined) on the Land for the exclusive benefit of Tenant, under this Lease.

B.            Tenant, through its legal representatives, hereby states, represents and warrants that:

(a)           Tenant is a sociedad anonima de capital variable duly incorporated under the laws of Mexico as evidenced through public instrument number 2,442, dated September 18, 1986, granted before Mr. Alfredo de la Rosa Estrada, Notary Public number 67, For Reynosa, Tamaulipas, registered at the Public Registry of Commerce of Matamoros under entry number 4,245, page 2,372, book 71, on October 1, 1986.

(b)           Tenant wishes to accept from Landlord the temporary use and possession of the Premises pursuant to the terms and conditions contained herein.

(c)           Tenant and its attorney-in-fact have the necessary authority to execute this Lease as evidenced through public instrument number 15,093, dated May 27, 1996, granted before Mr. Oscar Becerra Tucker, Notary Public number 28, acting in the protocol of Mr. Eduardo Romero Ramos, Notary Public number 4, for the District of Bravos, in ciudad Juarez, Chihuahua, registered at the Public Registry of Commerce of Matamoros under entry number 16, seal 16, book 1, on June 10, 1996. Said authority has not been limited or revoked in any manner whatsoever.

C.            Both parties state that this Lease is being executed free from any and all consensual defects.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their heirs, executors, administrators, legal representatives, successors and assigns, hereby covenant and agree as follows:
CLAUSES:

1.             DEFINITIONS. The following terms shall have the meanings set forth below:

“Base Rent” shall mean the Base Rent payable by Tenant during the Term, subject to escalation as provided in Section 3(B), as follows (amounts set forth below are in currency of the United States of America):

PAYMENTS

Dates	Annual	Monthly	Monthly/Per Square Foot
Commencement	$735,750.00	$61,312.50	$0.75

“Building” shall mean that certain Building and other improvements to be constructed by Landlord on the Land in accordance with this Lease, having a street address of Calle Oriente 2, No. 40, Ciudad Industrial de Matamoros, H. Matamoros, Tamaulipas, Mexico, and to contain approximately 81,750 square feet.

“Commencement Date” shall mean the date of Substantial Completion. Landlord and Tenant shall confirm the Commencement Date, Expiration Date and Term in writing (in the form of Exhibit “C” attached hereto) immediately upon the determination thereof.

“Expiration Date” shall mean the last day of the calendar month in which the seventh (7th) year anniversary of the Commencement Date occurs; provided, however, that if the Commencement Date occurs on the first day of a calendar month, the Expiration Date shall be the last day of the calendar month immediately preceding the calendar month in which occurs the seventh (7th) year anniversary of the Commencement Date.

“Guarantor” shall mean Lucent Technologies Inc.

“Guaranty” shall mean the guaranty of Tenant’s obligations under this Lease executed and delivered by Guarantor simultaneously with the execution and delivery of this Lease, which guaranty is in the form of Exhibit “D” attached hereto.

“Land” shall mean that certain real property on which the Building is or will be situated, located in the City of Matamoros and State of Tamaulipas, with a surface area of 18,900 square meters. A plot plan of the Land is attached hereto as Exhibit “E”.

“Landlord’s Notice Address” shall mean No. 28 San Carlos, Col. Alianza, H. Matamoros, Tamaulipas, Mexico, 87410, with a copy to Reynolds and Rose, 34 S. Broadway, White Plains, NY 10601.
“Laws” shall mean all applicable Mexican laws, statutes, codes, orders and regulations and with any related directive, and with all rules, orders, regulations or requirements of any competent authority with respect to the Premises or the use or occupancy thereof.

“Parking Spaces” shall mean the parking spaces included at the Premise’s parking facility, which are also described in Exhibit “F”.

“Permitted Uses” shall mean non-contaminating manufacturing, warehouse and office uses to the extent same are permitted under the Licencia de Uso de Suelo.

“Premises” shall mean, collectively, the Land, the Building, and any other Building or improvements now or hereafter constructed on the Land.

“Rent Payment Account” shall mean a financial institution and an account number to be determined by Landlord. Tenant shall pay rent by means of wire or intra-bank or inter-bank transfer of funds within the Mexican banking system or check drawn on an account in a Mexican bank.

“Security Deposit” shall mean US$ 122,625.00 Dollars (One Hundred Twenty Two Thousand Six Hundred Twenty Five Dollars 00/100) currency of the United States of America.

“Substantial Completion” shall mean that, with the exception of punch-list items which would not prevent the use or occupancy of the Premises for the permitted uses, the work to be performed by Landlord in strict accordance with Section 5 as contemplated in such Section, has been completed, which shall occur by no later than December 15, 2000 (hereinafter referred to as the “Substantial Completion Date”).

“Tenant’s Notice Address” shall mean:

Lucent Technologies Microelectronica
De Mexico, S.A. de C.V.
Norte 7 y Avenida Lauro Villar
Ciudad Industrial
Matamoros, Tamaulipas 87390
Attn: Director General and Logistics Manager

with a copy to:

Lucent Technologies, Inc.
2333 Ponce De Leon Blvd.
Coral Gables, FL 33134
Attn. Mr. Greg Roude
and

Baker & McKenzie Abogados, S.C.
Paseo Triunfo de la Republica 3304-2
Ciudad Juárez, Chihuahua, México
C.P. 32330
Attn: Edmundo Elias-Fernández and/or Carlos Angulo-Parra

“Term” shall mean the period of seven (7) years commencing on the Commencement Date and ending on the Expiration Date.

2.             PREMISES AND TERM.

(A)          Premises and Term. Subject to the terms, covenants and conditions contained in this Lease,  Landlord hereby grants to Tenant the temporary use and possession of the Premises and Tenant hereby accepts same for the Term. The Premises shall be used and occupied by Tenant solely for the permitted uses and for no other purpose without Landlord’s prior written consent, which shall not be unreasonably withheld. If during the period between the Pre-Completion Date (as below defined) and the Commencement Date, Tenant enters into the Premises, Tenant shall be responsible for any damages to the Premises caused by the negligence of Tenant, its employees, agents or visitors. The Premises is demised subject to all zoning regulations, restrictions, rules and ordinances, building restrictions and other laws and regulations now in effect or hereafter adopted by any governmental authority having jurisdiction. Landlord has not made, does not make, and has not authorized anyone else to make any representation as to the present or future physical condition, operation, or any other matter or thing pertaining to the Premises except as expressly set forth herein. Tenant’s use of the Premises shall be subject to such reasonable rules and regulations as may be promulgated and modified, added to or deleted by the parties hereto from time to time, provided that such rules and regulations and any modifications thereof or additions thereto or deletions therefrom (i) are not inconsistent with any provision of this Lease, and (ii) shall not be effective until a copy thereof has been delivered to Tenant. Landlord shall enforce such rules and regulations in a non-discriminatory manner but will not be liable to Tenant for failure of any tenant or person to comply therewith. The current rules and regulations are attached hereto as Exhibit “G”. In addition, Tenant’s use of the Premises shall be subject to the covenants, conditions and restrictions in force from time to time with respect to the industrial park of which the Building will form a part. The current industrial park covenants, conditions and restrictions are contained in the industrial Park by-laws, which are attached hereto as Exhibit “H”.

It is understood that Tenant shall have the right to use the roof of the Premises for installation and use of one or more microwave dishes or other communications radio antenna and associated equipment. Tenant shall have no obligation to pay rent for such right, but Tenant shall, at its sole cost and expense, maintain the roof in good condition and repair arising out of its use of the roof, and comply with all applicable laws regarding such use.
(B)           Renewal Term. Provided this Lease shall be in full force and effect and no Event of Default shall be continuing hereunder, Tenant shall have the right to extend the Term for two (2) consecutive periods of five (5) years each (each an “Extension Term”). The first Extension Term shall commence on the day after the Expiration Date and shall expire on the day prior to the five (5) year anniversary of such commencement, and the second Extension Term shall commence on the five (5) year anniversary of the Commencement Date of the first Extension Term and shall expire on the five (5) year anniversary of the Expiration Date of the second Extension Term, unless any Extension Term shall sooner end pursuant to any of the terms, covenants or conditions of this Lease or pursuant to laws. Tenant shall exercise its options hereunder by giving Landlord written notice of such election no later than six (6) months prior to the Expiration Date or the Expiration Date of the first Extension Term, as applicable, and upon the giving of such notice (but subject to the penultimate sentence of this clause (B)), this Lease and the Term shall be extended without execution or delivery of any other or further documents, with the same force and effect as if the Extension Term(s) had originally been included in the Term and the Expiration Date shall thereupon be deemed to be the last day of the applicable Extension Term. All of the terms, covenants and conditions of this Lease shall continue in full force and effect during the Extension Terms, except that (i) CPI charges shall not be payable until the second year of each Extension Term and the Base Index for the Extension Term(s) shall be deemed to be the CPI Index for the month prior to the month in which such Extension Term commences, and (ii) Base Rent for the first year of each Extension Term shall be the lesser of (x) the Base Rent plus CPI charges payable for the last year of the initial Term or first Extension Term (as applicable) and (y) ninety-five percent (95%) of the then annual market rental rate per square foot for Class A industrial buildings in the Matamoros, Tamaulipas market multiplied by the square footage of the Building. Such annual market rental rate shall be determined as follows. Within thirty (30) days after Tenant’s exercise of its option to extend, Landlord will propose to Tenant the market rental rate. Within thirty (30) days thereafter, Tenant will either accept such determination or, if Tenant disagrees with such determination, Tenant will provide in writing to Landlord Tenant’s determination of the market rental rate. If, within thirty (30) days thereafter, the parties are not able to agree on the market rental rate, within twenty (20) days after such failure to agree, Landlord and Tenant shall together appoint a MAI (Market Appraiser Inspector) (or Mexican equivalent) appraiser having at least five (5) years’ experience in industrial and warehouse leasing in the vicinity of Matamoros, Tamaulipas. If Landlord and Tenant are not able to agree upon the designation of the appraiser, then the appraiser will be appointed by the American Arbitration Association (or its successor) from its qualified panel of arbitrators, which appraiser shall, to the extent practicable, have the qualifications set forth above. Within forty-five (45) days after his appointment, the appraiser will determine the fair market rental value of the Premises applicable to the Extension Term. The determination of the appraiser shall be binding, final and conclusive on the parties. The fees and expenses of the appraiser and all costs incurred in connection with the appointment of the appraiser will be shared equally by Landlord and Tenant.

In the event an Extension Term shall commence prior to a determination of the Base Rent payable during such Extension Term, until the Base Rent is determined, Base Rent will be the sum of Base Rent plus CPI charges payable during the last year of the initial Term or first Extension Term, as applicable.
(C)           Termination Option. Provided this Lease shall then be in full force and effect and no event of default will then be continuing, Tenant shall have the option, effective on or after the commencement of the sixth (6th) Rent Year, to terminate this Lease provided that (i) Tenant shall give notice to Landlord of the exercise of such option (the “Termination Option Notice”) not later than one hundred twenty (120) days prior to the intended termination date, and (ii) Tenant shall pay to Landlord, as additional rent (along with applicable value added tax), simultaneously with the giving of the Termination Option Notice a termination fee in an amount equal to fifty percent (50%) of the then remaining Base Rent plus CPI Charges (CPI Charges being calculated for the remainder of the Term based on the minimum 2% increase as provided in Section 3 below), payable from the actual proposed termination date (the “Early Termination Date”) through the end of the Term. In the event Tenant delivers the Termination Option Notice together with the termination fee, and provided Tenant shall have continued to make all payments due under this Lease through the Early Termination Date, then this Lease shall expire on the Early Termination Date with the same force and effect as if such date were the Expiration Date.

3.             BASE RENT; CPI ESCALATION.

(A)          Base Rent. Tenant shall deposit monthly installments of Base Rent, along with applicable value added tax, directly into the Rent Payment Account or at such other place designated by Landlord, monthly, in advance, on the first day of each calendar month during the Term, without notice or demand and without any setoff, abatement or counterclaim. Any change of Landlord’s payment address should be within Mexico and with one month’s advance notice. Deposits of rent will be made by Tenant directly into the Rent Payment Account by, at the election of Tenant, wire transfer or intra-bank or inter-bank transfer of funds within the Mexican banking system or by check drawn on an account in a Mexican bank. Landlord agrees to render to Tenant monthly rental invoices, which shall comply with all applicable Mexican legal and tax requirements and include a breakdown of the value added tax. Said rental invoices shall be issued and delivered to Tenant at Tenant’s Notice Address on the date rent is paid and shall contain the amount of rent paid in United States Dollars, as well as the corresponding amount in Mexican Pesos, according to the exchange rate published in the Official Journal of the Federation (Diario Official de la Federación) on such date. Landlord acknowledges that Tenant has the right to pay rent in Mexican Pesos. In the event that rent is paid in Mexican Pesos, such will be paid at the rate of exchange in effect for selling Mexican Pesos to purchase United States Dollars, according to the rate published in the Official Journal of the Federation (Diario Official de la Federación) on the date Tenant pays Landlord such rent. If the Commencement Date does not occur on the first day of a calendar month or if the Term does not expire or terminate on the last day of a calendar month, rent payable hereunder shall be prorated for such partial month on the basis of a thirty (30) day month. In addition to all other rights and remedies provided Landlord, all amounts payable hereunder which remain unpaid for five (5) days after their respective due dates and Landlord has given written notice to Tenant, shall bear interest five (5) days from the date that Tenant receives the written notice from Landlord and payable to and including the date of payment, at the rate of twelve percent (12%) per annum.
(B)           CPI Escalation: For purposes of this Lease, the following Terms shall have the following meanings.

“Base Index” shall mean the CPI index for the month prior to the month in which the Commencement Date occurs.

“CPI Charges” shall mean the annual rental adjustment calculated and payable in accordance with this Section 3(B).

“CPI Index” shall mean the Consumer Price Index presently designated as the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index for all Urban Consumers, U.S. City Average, “All Items” (1982-1984 equals 100). In the event that the statistics are not available or in the event that publication of the Consumer Price Index is modified or discontinued in its entirety, the adjustment provided for herein shall be made on the basis of an index chosen by Landlord as a comparable and recognized index of purchasing power of the United States consumer dollar published by the U.S. Department of Labor or other governmental agency. In the event that the CPI Index is not published for the months required for the calculation set forth in this Section, the parties shall utilize the Consumer Price Index for the month(s) nearest preceding the month(s) required for such calculation.

“Rent Year” shall mean each twelve (12) month period during the Term commencing on the Commencement Date (or the date corresponding to the Commencement Date for rent years after the first rent year) and ending on the date which shall be one day prior to the one year anniversary of the Commencement Date (or the date corresponding to the Commencement Date for rent years after the first rent year) except that the last rent year shall end on the Expiration Date.

In addition to the payment of Base Rent, from and after the commencement of the second rent year, Tenant shall pay CPI Charges, along with applicable value added tax, in monthly installments in the same manner and at the same time as payment of Base Rent. As soon as practicable after the end of the first Rent Year and each succeeding Rent Year during the Term, Landlord shall notify Tenant in writing of the amount of monthly CPI Charges due and supporting calculations and payable by Tenant to Landlord each month in addition to Base Rent for each month of the then current Rent Year. CPI Charges shall be calculated by multiplying the Base Rent by a fraction, the numerator of which shall be the CPI Index for such month less the Base Index, and the denominator of which shall be the Base Index. Notwithstanding anything contained herein to the contrary, in no event shall Base Rent plus CPI Charges payable in any Rent Year increase at a rate less than two (2%) percent over the sum of the Base Rent plus CPI Charges payable in the immediately preceding Rent Year. Until Landlord shall have delivered to Tenant a statement of the adjustment in CPI Charges for a particular Rent Year, Tenant shall pay to Landlord, along with Base Rent, CPI Charges (plus value added tax) for such Rent Year based on the two percent (2%) minimum increase over the prior Rent Year’s payment of Base Rent and CPI Charges. If the actual CPI
Charges arc greater than the two percent (2%) minimum CPI Charge payments Tenant shall have paid, Tenant shall pay the amount of any such excess within ten (10) days after notice thereof. Tenant shall pay Landlord on the first day of each succeeding month of such Rent Year the adjusted amount due for such month until the commencement of the succeeding Rent Year. The failure or delay by Landlord to deliver a notice with respect to CPI Charges for any Rent Year shall not be deemed a waiver of Landlord’s right to deliver such notice or to collect CPI Charges. Whenever the term “rent” is used in this Lease, such term will be deemed to include CPI Charges.

4.             TAXES AND UTILITIES; NET LEASE.

(A)          Taxes. Tenant covenants to reimburse Landlord for all Premises-related taxes which are applicable during the Term and which may be assessed, levied, imposed upon, or become due or payable out of or in respect of, or become a lien on, the Premises or any part thereof or any appurtenance thereto, or any personal property, any rent or income received by Tenant from permitted subtenants, or any use, possession or occupation of or activity conducted at the Premises (unless such penalties and/or interest are incurred on account of Landlord’s acts or omissions), sometimes collectively referred to herein as “Impositions”. However, in no event shall said fees assessed in contesting the validity of any Impositions exceed the savings obtained for one year. Tenant shall pay Landlord the amount of any Imposition within thirty (30) days after receipt by Tenant of evidence of the amount thereof. Nothing herein contained shall require Tenant to pay income taxes assessed against Landlord or any other taxes which are assessed against Landlord or Landlord’s business as opposed to the Premises or Tenant’s operations thereat. Any Imposition which is not timely reimbursed shall bear interest at the rate set forth in Section 3 from the date due until the date payment is received. In the event that Tenant shall fail to pay Impositions in thirty (30) days, Landlord will have the right to require Tenant to deposit one-twelfth (1/12) of the current annual Impositions, on the first day of each month, in advance, to be applied to the payment of Impositions. Tenant reserves the right to, at Tenant’s cost, negotiate and obtain tax reductions on Premises-related taxes, and Tenant shall provide Landlord with evidence of any such reductions promptly after receipt thereof from the appropriate authorities. Tenant shall not be responsible for any taxes and their corresponding fines for any period outside the Term. Furthermore, Tenant shall not be required to pay any late payment penalties during the Term.

(B)           Utilities. Tenant shall directly contract for all utilities of every type and nature required by it in its use of the Premises and shall pay or cause to be paid, when due, all bills for water, sewerage, heat, gas, electricity and other utilities, if any, used on, in connection with, or chargeable against the Premises directly to the appropriate provider. Tenant shall pay all deposits, substation contribution fees and connection fees with respect to the delivery of utilities to the Premises. All infrastructure required from the Premises to the property line for Premises utilities to be hooked up at the property line shall be provided by Landlord at Landlord’s cost. In addition, Landlord will provide the wiring and other utility infrastructure within the Building to the extent specified in the Drawings and Specifications. Tenant shall not be responsible for any charges and their corresponding fines for any period outside the Term unless arising on account of Tenant’s acts or omissions.
Landlord covenants, represents and warrants that all water and sewer connections to and at the Premises shall be completed and in good working condition on or prior to Pre-Completion Date, as defined in Clause 5 (D). Landlord shall provide, at its sole cost and expense, connections to the Premises so that Tenant may obtain separately metered utilities.

Landlord hereby guarantees to Tenant that the Premises will have the following utilities capacities and that the necessary infrastructure and connections will have been made and paid for, to enable Tenant to contract the services pertaining to such utilities: (i) feasibility to contract and obtain for the Premises electrical power up to 3000 KVA’s; (ii) feasibility to contract and obtain for the Premises up to ten (10) telephone lines from Teléfonos de México; (iii) the availability of water at the Premises connected to the city’s water system at a volume of at least one (1) liter per second; and (iv) that sewage lines are connected from the Premises to the city’s sewer system, with capacity to convey at least one (1) liter of sewage per second. Landlord has received assurances from the applicable utility providers for the above mentioned capacities.

(C)           Industrial Park Fees. Tenant shall pay directly to the appropriate authority before any fine, penalty, interest or cost may be added thereto for the non-payment thereof any maintenance or other, similar fees or charges levied against the Premises or operations thereat during the Term by any industrial park authority or any other association or authority levying any such charges or fees against the Premises or operations thereat, as outlined in the industrial park’s association by-laws (a copy of which is attached hereto as Exhibit “H”). Upon Tenant’s failure to pay any such amount, Landlord shall have the right, at Landlord’s option, to pay the same, in which event Tenant shall repay such amount, with interest at the rate set forth in Section 3, to Landlord upon demand. Tenant shall not be responsible for any charges and their corresponding fines payable for any period outside the Lease Term.

(D)          Net Lease. It is the purpose and intent of Landlord and Tenant that the rent payable hereunder shall be absolutely net to Landlord so that this Lease shall yield, net to Landlord, the rent specified herein in each year during the Term. To the extent applicable, value added tax will be paid by Tenant on all Landlord reimbursements required to be paid hereunder, as indicated in the applicable invoice from Landlord to Tenant with the value added tax statement or a copy thereof appended to the applicable invoice.

5.             LANDLORD’S WORK.

(A)          Landlord binds itself to construct the Building at its own risk, cost and expense, for the benefit of Tenant, in strict compliance with the specific plans and outline specifications as well as a construction schedule (collectively, the “Preliminary Drawings and Specifications”) attached hereto as Exhibit “I”.

(B)           Final Drawings and Specifications shall be prepared based on the Preliminary Drawings and Specifications. The Preliminary Drawings and Specifications have been provided to Tenant for its review and approval. Upon execution of this Agreement, Tenant shall notify Landlord in writing whether it approves the Preliminary Drawings and Specifications or not. In the event of Tenant’s approval, such Preliminary Drawings and Specifications shall become the Final Drawings and Specifications. Otherwise, Tenant shall describe the reasons (in reasonable detail) for Tenant’s disapproval, in which event, the parties shall in good faith discuss the reasons for Tenant’s disapproval, and Landlord will incorporate Tenant’s reasonable modifications to the Preliminary Drawings and Specifications, which will become the Final Drawings and Specifications, and shall be initialed by the parties to indicate approval. In the event that, upon execution of this Agreement, Tenant does not notify Landlord as referred above, the Substantial Completion Date will be extended one day for each day of Tenant’s delay to notify Landlord.

(C)           In the event Tenant wishes to make changes to the Final Drawings and Specifications, Tenant shall submit a written request to Landlord stating with specificity the requested modifications. Unless a modification is required solely to cause the construction of the Building to conform to the Final Drawings and Specifications, Tenant will pay for any increases in Landlord’s cost of construction as well as any additional costs incurred in revising the Final Drawings and Specifications on account of such requested modification. Landlord will provide to Tenant a good faith budget estimating any such additional costs with ten percent (10%) mark-ups. Tenant will be obligated to pay, in the form of rent the reasonable costs incurred, by or on behalf of Landlord in preparing such estimate. Prior to preparing such estimate Tenant must approve all costs associated in preparing said estimate. Promptly after receipt of the estimate, Tenant shall either cancel the instructions or approve such instructions by issuing a change order in writing, signed by Tenant (the “Change Order”). Failure of Tenant to notify Landlord within the aforementioned two (2) calendar days after receiving Landlord’s written notice, shall be deemed a cancellation of the Change Order. Tenant shall have no obligation to make payment to Landlord in the absence of a Change Order. Any delays in the work attributable to such modification will not extend the Commencement Date, unless the parties expressly agree otherwise in the applicable Change Order.

Tenant or any other persons designated in writing by it shall, at any time, have access to the Premises being constructed for purposes of determining that the work is being performed in accordance with the Final Drawings and Specifications. Landlord shall provide suitable and safe facilities for such inspections without any charges. These inspections shall not be deemed as a release to Landlord’s responsibility for the quality of the construction, which at all times shall be the exclusive responsibility of Landlord.

Landlord shall provide Tenant with a notice at least 24 (twenty-four) hours before the covering of any portion of the Building completed by Landlord or subcontractors, in order to give Tenant the right to inspect the Building. In the event that Tenant does not make the inspection previously notified by Landlord during the following (24) twenty-four hours, Landlord may proceed to cover up and finalize the related work.
It shall be the duty of Landlord to keep the Premises, at all times, free from accumulations of waste material or rubbish caused by the respective employees of Landlord and the subcontractors and the work of each of them. Landlord shall remove all debris or rubbish from and around the Premises, and all tools, scaffolding and surplus materials, and shall deliver the Premises clean and acceptable to Tenant.

(D)          Landlord shall construct the Building or cause the construction of the Building in accordance with the Final Drawings and Specifications and shall cause (i) Pre-Completion (as hereinafter defined) of the Building by no later than December 1, 2000 (hereinafter referred to as the “Pre-Completion Date”) and (ii) Substantial Completion of the Building by the Substantial Completion Date. The Pre-Completion Date and the Substantial Completion Date will each be subject to Extension, on a day for day basis, by the period of any delays in the work attributable to a Change Order, as provided in clause (C). The Commencement Date will not be delayed on account of any delay in Substantial Completion attributable to any act or omission of Tenant or any agent, contractor or representative of Tenant. Delays in performance of the work by Landlord shall be subject to the penalties defined below in Section 23. Landlord, at its expense, shall be responsible for obtaining all necessary governmental permits in connection with Landlord’s work hereunder.  Failure by Landlord to secure such permits and authorizations shall constitute a breach of this Agreement.

(E)           In the event that Pre-Completion of the Building is performed before the Pre-Completion Date.  Landlord shall notify Tenant of such anticipated date of Pre-Completion at least five (5) days prior to such date. “Pre-Completion” shall mean that the Building is sufficiently complete for Tenant to install at the Premises Tenant’s fixtures, machinery and equipment. Tenant shall be permitted access to the Premises for such installations. It is expressly understood and acknowledged by the parties that such access will be subject to all of the terms and conditions of this Lease on the part of Tenant to be performed or observed except that rent shall not be payable during such period.

(F)           In the event that Substantial Completion of the Building is performed before the Substantial Completion Date, Landlord shall notify Tenant of such anticipated date of Substantial Completion at least five (5) days prior to such date. Landlord shall notify Tenant of the scheduled date on which Landlord shall meet with Tenant to inspect the work by notice given at least five (5) days prior to the Substantial Completion. Within thirty (30) days after Tenant’s inspection of the work, Tenant shall submit to Landlord a punch-list of incomplete items. Landlord shall complete such punch-list items within thirty (30) days after receipt of the punch list. Tenant shall have the right to perform a final inspection to verify completion of such punch-list, in which case, Tenant shall notify Landlord of its final acceptance of the Building (“Final Acceptance”). If Landlord fails to complete such punch-list items within such term, Tenant shall have the right to carry out all actions required to complete such punch-list at Landlord’s expense, in which case all expenses incurred by Tenant may be set off from the rental payments. Upon completion of the punch-list items by Tenant, Tenant shall be bound to notify Landlord of the Final Acceptance. Tenant’s possession of the Premises shall be conclusive as to Tenant’s acceptance of the Premises as of the Substantial Completion Date and acknowledgment that the Premises is in the condition required by the Final Drawings and Specifications, except as to incomplete items as set forth on the punch-list.
(G)           Landlord represents and warrants that the condition of the Premises will be suitable for the intended use contemplated by Tenant. All materials, parts, components and equipment utilized in the construction of the Building by the Landlord shall be (i) new, unless otherwise specified and approved by Tenant in writing; (ii) of the type and for the purpose for which they are to be used; (iii) of the best quality and grade of their respective types; (iv) manufactured by manufacturers approved by Tenant; (v) in no event of less quality customarily employed in other high quality industrial facilities owned by Landlord and built by Landlord; (vi) when of a foreign origin, legally imported into Mexico; and (vii) in full compliance with any official standards (Normas Oficiales Mexicanas) or any other applicable regulations. The component parts of all installations to be constructed by Landlord, shall function together as a workable system, shall be completed with all accessories necessary for their operation and shall be turned over to Tenant with all equipment properly adjusted, in working order and with all operating manuals.

(H)          Landlord represents and warrants to Tenant that (i) the Building shall conform to the Final Drawings and Specifications, and shall be in compliance with all applicable laws, regulations, ordinances, and administrative orders, and (ii) the Building shall be free from defects in design, workmanship and materials for a period of one (1) year from the Commencement Date and Landlord agrees to make, at its sole cost and expense, all repairs and replacements required to remedy such defects within two (2) days after receiving notice by Tenant. Tenant may grant an extension to such term if the defect cannot be cured within such term, which extension shall not be unreasonably withheld. Where Landlord has performed labor or provided material or equipment in accordance with the respective warranty, said warranty shall be extended for such items, but only as to the defect in question, for an additional period of one (1) year from the date of correction of such defective or faulty workmanship or materials or the remaining life of the warranty set forth in subparagraph (ii) of this paragraph (H), whichever is greater. Notwithstanding the above, Landlord’s warranty as to latent defects shall continue throughout the Term of this Agreement.

(I)            Labor Relationship.

Landlord agrees to comply with all of its obligations as employer with respect to its employees regarding the Federal Labor Law, Social Security Law, National Housing for Workers Fund Law (“INFONAVIT”), Retirement Saving Fund (“SAR”) and other such applicable laws, regulations or ordinances. The parties hereto acknowledge and recognize that there will be no labor relationship between Tenant and any of Landlord’s employees, agents, representatives, visitors or any other person working or visiting the Land and the Premises being constructed thereon.

Landlord agrees to indemnify and hold Tenant harmless (including the payment of reasonable attorney’s fees), in the event of any labor claim arising hereunder or from the construction of the Building, filed by any worker or employee of Landlord, as well as from any claim from the Mexican Social Security Institute or INFONAVIT, or any other party, or as a result of a failure by Landlord to comply with their obligations hereunder.
(J) Non-Compliance by the Landlord.

The parties hereto agree that in the event that the Landlord defaults or neglects to carry out the construction of the Building strictly in accordance with the terms and conditions of this Agreement, and fails within two (2) days after receiving written notice from Tenant to commence and/or continue corrections of such default or neglect with diligence and promptness, Tenant may, without prejudice to any other remedy it may have, cure such deficiencies at the sole cost and expense of Landlord.

(K) A performance bond (fianza) shall be obtained and paid by Landlord with a face value equivalent to one hundred percent (100%) of the total value of the Building, to guaranty Landlord’s full and timely performance of each of its obligations hereof, including but not limited to the obligations of Landlord described in paragraph H of this Clause 5, and Clause 23 of this Lease. This bond shall be issued upon execution of this Lease. The parties agree that Tenant shall be appointed as sole beneficiary of this bond. In the event Tenant forecloses on this bond, the proceeds shall be applied to the completion of the Building, or as the case may be, to repair, replace or in any other way correct any non-fulfillment of Landlord’s obligations under this Agreement.

Landlord shall furnish Tenant with a certificate for the bond policy required to be provided, which policy shall provide that it shall not be reduced or canceled without Tenant’s consent. Landlord shall furnish Tenant receipts for the payment of premiums on such bond policy.

The bond policy shall be issued by Afianzadora Insurgentes, S.A. and obtained through Mr. Jorge Gomar de los Rios, or any other bonding company or agent elected by Tenant, provided that such bond policies are issued under competitive prices, and shall be subject to the approval of Tenant as sole beneficiary. The bond policies may only be canceled with Tenant’s prior approval.

(L)   Insurance.

(a)           Landlord shall obtain and maintain, during the construction of the Building and until Final Acceptance, and shall furnish copies of the following insurance policies to Tenant no later than five (5) working days following the execution of this Agreement:

(i)            Comprehensive General Liability Insurance (known in Mexico as “Civil Liability Insurance”) with a limit of liability of US$1,000,000.00 (One million Dollars) currency of the United States of America or its equivalent in Mexican Pesos per occurrence. Such insurance policy shall keep and maintain Tenant, at all times during the performances of the construction, free from any claims resulting from injury or death of any person or persons, or damage to property caused in whole or in part by acts or omissions of Landlord or subcontractors, suppliers or any other party directly or indirectly employed by any of such parties, while engaged in the performance of the construction work, or any other activity associated or related thereto, or acts of God or force majeure, as provided by the Civil Code of the State of Tamaulipas, Mexico and the Federal Labor Law of the Mexican Republic and any other applicable laws and regulations.
(ii)           An insurance policy to fully protect the Premises for up to the total cost of the construction and all materials, fixtures and accessories of same, against any and all damages caused by fire, lightning, explosion, falling aircraft, collisions, smoke, storms, hail, vehicle damage, earthquakes, volcanic eruption, strikes, riots, civil commotion, vandalism and flood, acts of God and force majeure.

(b)           All insurance provided for in this clause shall be contracted under valid and enforceable policies issued by well-known and reputable insurers authorized to do business in Mexico acceptable to Tenant.

(c)           All insurance policies herein provided for shall name Landlord and Tenant, as their respective interests may appear.

(d)           Each such policy or certificate hereafter issued by the insurer shall contain an agreement by the insurer that such policy shall not be canceled without at least ten (10) calendar days prior notice to Tenant, and that any loss which shall be payable to Landlord or Tenant shall be so payable, notwithstanding any act or negligence of the other party which might otherwise result in a forfeiture of all or part of such insurance.

(e)           All insurance proceeds paid on account of such damage or destruction less the actual cost, fees and expenses, if any, incurred in connection with adjustment of the loss, shall be made available to Landlord or Tenant, as their respective interests appear under this Agreement, for the purpose of restoring, replacing, rebuilding or altering the Premises as nearly as possible to its value, condition and character immediately prior to such damage or destruction, if so elected and determined by Landlord and Tenant.

6.             LIABILITIES OF THE PARTIES.

Landlord hereby guarantees to Tenant the quiet and peaceful use and enjoyment of the Premises without interference or disturbance by Landlord or any other party, during the term of this Lease, and any extensions and renewals. Tenant shall have the right to immediately terminate this Lease without penalty if Tenant is prevented from using, for its normal business activities, any portion or all of the Leased property as a consequence of acts of God, expropriation, condemnation or nationalization of any portion or all of the Premises, Tenant’s inability to obtain (provided Tenant makes diligent efforts to obtain such permits or approvals) any permits or approvals from any governmental authority or subdivision thereof required under Mexican Federal, State, or local laws or regulations, or under any other laws applicable to Tenant’s operations including, without limiting the generality of the foregoing, any environmental control restrictions or enforcement measures imposed on Tenant in the course of its normal operations on the Premises imposed by any Mexican governmental authority, strike, riot, or other civil commotion, any other act of the Mexican government or any subdivision thereof, or acts of third parties (hereinafter “Force Majeure”) or if Tenant is prevented from using any portion of the Premises for any cause not attributable to Tenant. Tenant agrees that it will use the Premises only for the purposes herein stipulated and in accordance with the nature and intended usage of the Premises. The liabilities of Landlord and of Tenant, in each case, shall be governed by the following provisions:

(i)              in the event that Tenant is prevented from using any portion of the Premises for any reason attributable to Landlord, including but not limited to Landlord’s failure to timely make any repairs required to be made by Landlord or Landlord’s failure to timely satisfy any other obligations pursuant to the terms of this Lease or other right under this Lease, the rental payments shall be reduced in proportion to the part of the Premises which Tenant is prevented from using for so long as such impediment of use continues, provided that the affected portion of the Premises does not hinder Tenant’s business, in which case the provisions set forth herein below will apply. In the event Tenant is prevented from using the Premises in its entirety, or in the event that Tenant cannot effectively and practicably use the Premises for the purpose herein stated because the Premises is not fully functional for any reason including but not limited to Landlord’s failure to make any required repairs or the unavailability of utility services for reasons attributable to Landlord, then no rent shall be paid during the time that the Premises is not usable in part or in whole, and any previously paid rent for the time Tenant was prevented from using the Premises shall be refunded to Tenant. If the Premises is not usable by Tenant as specified in this paragraph for a period of sixty (60) calendar days Tenant may, in addition to any other remedies available to it. upon ten (10) calendar days written notice, rescind or terminate this Lease without need for judicial resolution or other resolution whatsoever, and without incurring in any liability or obligation to Landlord if the Premises is not made fully usable during such ten (10) calendar days.

(ii)             if the Premises is damaged or destroyed for any reason, Landlord agrees to restore it in a good and workmanlike manner to its proper condition so that Tenant may use it for the purposes agreed in this Agreement. Tenant shall have no obligation to pay rent on any part of the Premises it cannot use during the rebuilding period. However, if such destruction exceeds fifty percent (50%) of the full insurable value of the Premises and it is caused by accident or force majeure, the Landlord shall have the right to elect not to rebuild and in such case this Lease shall terminate without any further responsibility to the parties (except the obligation of Landlord to repay any improvements and to refund any deposits made by Tenant), unless said damage is covered by insurance, and the insurance company pays the amounts corresponding to the damage. The percentage of the insurable values hereinabove referred to, shall be determined by the insurance claim adjuster of the insurance carrier contracted for the insurance provided for in Clause 5(L) hereof, if such destruction exceeds fifty percent (50%) of the full insurable value of the Premises and it is caused by accident or force majeure, or if the total impediment of use cannot be reasonably expected to be corrected in two (2) months then in either event the Tenant shall have the right to terminate this Lease, without incurring any liability or obligation to Landlord. Should Tenant agree to wait for the restoration of the Premises and Landlord does not fully restore the Premises within two (2) months after the accident, Tenant may, in addition to any other remedies available to it, upon ten (10) days written notice, rescind or terminate this Lease without incurring any liability or obligation to Landlord, if the Premises is not fully restored during such ten (10) day period.

(iii)            if the impediment of use is due to negligence of Tenant, its agents. employees or invitees, then Tenant shall continue to pay the rent as if it were using said Premises, unless this loss is covered by rent insurance or other insurance.
(iv)            in the event of partial impediment of use in accordance with this Clause, and in the event Tenant agrees to continue renting the Premises, the parties shall mutually agree on the proportion by which the rent shall be reduced.

7.              PARKING; SECURITY.   Tenant shall have the exclusive use of the Parking Spaces located within the parking facilities included as part of the Premises. Landlord shall not be liable for any damage to, or any theft of, vehicles, or contents thereof, within the parking facility, nor shall Landlord have any other obligation to provide security or security measures at the Premises, all of which shall be Tenants responsibility.

8.              REPAIRS AND MAINTENANCE.

(A)          Landlord’s Obligations.   Landlord, at its sole expense, shall maintain and repair the foundations, structure and roof of the Building (including roof waterproofing). Landlord shall also correct any defects in construction, labor, design and materials of the Building discovered during the one-year period after the Commencement Date. Tenant shall reimburse Landlord for the cost of any repairs or maintenance performed by Landlord, if caused by the negligence or criminal or willful misconduct of Tenant or its agents, employees, contractors, invitees and licensees. Landlord may enter the Premises at any time in an emergency, or at all reasonable times within normal working hours for the purpose of performing any work therein that may be required of it or that may be necessary by reason of Tenant’s failure to make repairs or perform such work, with a forty-eight (48) hour prior notice and accompanied by Tenant’s representative; provided, however, that Tenant may have restricted areas which will be available for inspection by Landlord only at the sole discretion of Tenant. Landlord shall use reasonable efforts to minimize interference with Tenant’s conduct of business in connection with this Section 8. Tenant agrees to notify Landlord promptly of any defective condition known to Tenant, which Landlord is obligated to repair. Except as provided herein, Landlord shall not be obligated to provide any maintenance, repairs or services to Tenant or the Premises.

(B)           Tenant’s Obligations.   Except for Landlord’s obligations set forth above, Tenant, at its sole cost and expense, shall keep, repair and maintain the Building and all fixtures and equipment therein, including, without limitation, heating and air-conditioning, all plumbing, electrical, gas, water, sewage and similar systems, as well as the interior structure of the Building (including interior walls, ceiling and floor coverings), window glass, loading docks, exterior steps, doors and signs of Tenant on the outside of the Building, as well as all areas at the Premises outside of the Building (including, without limitation, landscaping) in good repair, order and condition, normal wear and tear excepted, and in accordance with all Laws. Tenant shall keep the Premises clean and in good order and shall arrange and pay for all garbage and refuse removal. All repairs, maintenance and replacements to be made or performed by Tenant shall be performed in a good and workmanlike manner in accordance with applicable Laws and regulations and the provisions of this Lease and shall be at least the same quality and design as the original work or item. Landlord agrees, at its expense, to correct any construction defect with respect to Landlord’s work referred to in Section 5 above discovered by Tenant during the three-year period commencing on the Substantial Completion Date. Landlord agrees to assign to Tenant any warranties, which may relate to work required to be performed by Tenant hereunder.

(C)           Each party shall be obligated to repair damage to the Premises caused by the negligence of such party, its employees, agents or visitors, to the extent that such damage is not covered by insurance proceeds available for such purpose. If it is not possible to determine the cause of damage, the provisions of the Civil Code for the State of Tamaulipas shall apply.

9.             ALTERATIONS; SIGNS.

(A)          Alterations. Tenant shall not make any alterations, additions or improvements (collectively, “Alterations”) to the Premises without Landlord’s prior written consent, except that no consent shall be required for minor or cosmetic modifications to the interior of the Building, provided any such modification is non-structural and does not affect the Building’s mechanical or electrical systems or services. Landlord agrees not to withhold unreasonably its consent to any Alterations for which its consent is required. Tenant shall provide to Landlord for its approval plans and specifications with respect to any Alteration, which requires Landlord’s consent. If Landlord consents to any Alterations to the Premises, such Alterations shall be performed in a good and workmanlike manner at Tenant’s expense, and such Alterations shall be performed in accordance with the applicable laws. Tenant shall give Landlord fifteen (15) days prior notice before commencing any permitted Alterations. Tenant shall be responsible for any Alterations, additions or improvements required by law to be made by Landlord to or in the Building as a result of Tenant’s proposed alterations. All fixtures, equipment or alterations of whatsoever nature as shall have been installed on the Premises by Tenant, at the expiration or termination of this Lease or any renewal or extension thereof, may be removed by Tenant, at its sole discretion; provided, however, that Tenant shall at its own cost and expense repair any damages to the Premises resulting from the removal of said equipment, accessories or alterations. Tenant shall keep the Premises free from claims arising out of any work performed on Tenant’s behalf and shall not affect any interest of Landlord in the Premises.

(B)             Signs. Tenant shall be permitted, at its own discretion and at no additional cost, to place its name on the exterior doors or other customary locations on the Premises. Tenant shall be entitled to have an outdoor sign identifying Tenant placed on the Premises, at Tenant’s sole cost and expense, and in compliance with applicable laws. Tenant shall remove any such signs placed by Tenant, upon vacating the Premises and Tenant shall be bound to repair the damages caused by such removal.

10.          ASSIGNMENT AND SUBLETTING

(A)          Tenant shall not (i) assign or otherwise transfer this Lease; (ii) permit the Premises or any part thereof to be used by anyone other than Tenant; (iii) sublet the Premises or any portion thereof; or (iv) mortgage or otherwise encumber this Lease or Tenant’s interest in the Premises, in each instance without obtaining Landlord’s prior written consent which will not be unreasonably withheld. For the purposes of this Section 10, the transfer or issuance of stock or other interests in Tenant ultimately resulting in a change of control in Tenant shall be an assignment of this Lease. For the purposes hereof
“control” shall mean ownership of at least fifty-one percent (51%) of the voting stock of a corporation or at least fifty-one percent (51%) of the legal and equitable interest in any other business entities. However, Tenant may assign this Lease or sublet the Premises to any entity which controls, is controlled by, or is under common control with Tenant (each, a “related entity”), or to any affiliated company thereof, for the permitted uses provided that (a) Tenant shall not then be in default under this Lease, (b) prior to such assignment or subletting, Tenant furnishes Landlord with the name of such related entity, together with Tenant’s written certification that such entity is a related entity and (c) the Guaranty remains in place after any such assignment or sublet. The above mentioned restrictions shall not apply to transactions with a corporation into or with which Tenant is merged or consolidated or to which substantially all of Tenant’s assets are transferred, provided that Tenant’s successor has a net worth computed in accordance with generally accepted accounting principles at least equal to the net worth of Tenant herein named on the date of this Lease and Landlord shall have received satisfactory proof of such net worth at least ten (10) days prior to the effective date of such transaction.

(B) It shall be deemed unreasonable for Landlord to withhold, delay or qualify its consent if such assignment or sublease meets all of the following conditions: (i) the proposed sublessee or assignee will not substantially interfere with the operations of other occupants of the industrial park; (ii) the assignee or sublessee agrees to comply with the restrictive covenants attached as Exhibit “G”; (iii) the assignee or sublessee is a person or organization financially sound; (iv) the assignee assumes all of the obligations under this Lease, or the sublessee agrees to be subject to all the terms and conditions of this Lease; and (v) such assignment or sublease will not permit the use of the Premises for any purpose forbidden by this Lease.

11.          TENANT’S INSURANCE. Tenant shall maintain throughout the Term, at its expense, the following insurance: (i) fire and extended coverage insurance covering the Building and other improvements at the Premises against loss or damage by fire, flood, windstorm, hail, earthquake, explosion, riot, damage from aircraft and vehicles, smoke damage, vandalism, malicious mischief and such other risks as are from time to time covered under “extended coverage” endorsements and special extended coverage endorsements commonly known as “all-risk” endorsements in an amount equal to the full replacement value of the Premises and containing the waiver of subrogation required in this Section 11, (ii) commercial general liability insurance on an occurrence basis providing coverage for bodily injury (including death), property damage and products liability insurance (where such exposure exists) containing a broad form contractual liability endorsement insuring Tenant’s obligations under Section 5(L) hereof with a combined single limit of at least One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) in the aggregate for all occurrences within any policy year, (iii) business interruption insurance with coverage for, among other things, monetary obligations of Tenant hereunder for a period of at least one (1) year. The foregoing policies (with the exception of business interruption insurance) shall name Landlord and Tenant as co-insureds as their respective interests may appear, and shall provide that any loss shall be payable to Landlord and Tenant as their respective interests may appear. All insurance shall be placed with reputable companies licensed to do business in Mexico in accordance with applicable laws and reasonably approved by Landlord and shall be written as primary policies with annual deductibles not to exceed Ten Thousand Dollars ($10,000), and with any other policies shall serve as excess coverage Tenant shall deliver original certificates of all such policies as of the Commencement Date and each anniversary date thereafter, which shall provide that no cancellation or non-renewal of such policies shall be effective without thirty (30) days prior written notice from the insurer to Landlord. Each party shall obtain a waiver of subrogation or consent to a waiver of right of recovery against the other party, and each hereby agrees that it will not make any claim against or seek to recover from the other party any loss or damage covered by its fire and extended coverage insurance. Tenant shall not do any act or thing in the Premises or store anything therein except as now or hereafter permitted by the applicable laws and then only in such quantity and manner of storage as not to increase the existing rate of, or adversely affect, or cause a cancellation of any insurance policies covering the Premises.

12.          EMINENT DOMAIN AND CASUALTY.

(A)          Eminent Domain.   If all or substantially all of the Premises is taken by a public authority pursuant to the exercise of the power of eminent domain, this Lease shall terminate on the date on which the condemning authority takes possession of the Premises (“Date of Such Taking”). If part of the Premises is taken such that, in Tenant’s opinion, the Premises cannot be restored to an economically viable condition, or if the holder of any mortgage encumbering the Premises requires application of the condemnation proceeds to the reduction of the mortgage indebtedness, either Landlord or Tenant may terminate this Lease upon thirty (30) days prior written notice to the other. Upon a partial taking which does not result in a termination of this Lease. (i) rent shall be adjusted to reflect the reduced amount of rentable area in the Building; and (ii) Landlord shall restore the Premises, but only to the extent of funds available to Landlord from the consideration paid for such taking. Landlord shall not be obligated to replace or restore any improvements or alterations to the Premises made by or on behalf of Tenant, or any of Tenant’s leasehold improvements, personal property, furniture, fixtures or equipment. Upon any taking, Landlord shall be entitled to any resulting damages, awards or any interest therein, and Tenant shall have no claim for the value of any unexpired Term of the Lease or otherwise. Tenant may independently claim for the value of its furniture, fixtures and equipment or moving expenses, provided that such claim shall not diminish Landlord’s claim.

(B)           Casualty. If the Premises or a substantial portion thereof is rendered untenantable by fire or other casualty and Landlord reasonably determines (based on the determination of an architect or engineer) that the damage cannot be repaired within one hundred eighty (180) days after Landlord is notified of the casualty, then either Landlord or Tenant may, within thirty (30) days after such determination (which shall be provided to Tenant), give the other notice of termination of this Lease without any further liability, and the Term shall expire thirty (30) days after such notice is given, with rent being apportioned as of the date of Lease termination If either Landlord or Tenant have not elected to terminate as herein provided, Landlord shall repair the Premises, but only to the extent of the insurance proceeds actually received by Landlord, with Tenant obligated to pay any deductible, except for damage due to defective materials, construction, labor or design of the Building, in which case the repairs shall be at Landlord’s expense. If insurance proceeds paid to Landlord are not sufficient to complete the required repairs and Landlord elects not to complete same, Landlord shall notify Tenant and Tenant shall have the right to terminate the Lease, without any further liability to Tenant. During any period Tenant is not able to occupy the Premises on account of any repair or restoration, Tenant will have no obligation to pay rent or other amounts due hereunder provided Tenant has maintained business interruption insurance as required hereunder. Tenant shall give Landlord prompt written notice of any damage to the Premises by fire or other casualty. Landlord’s obligations to restore are strictly limited to the replacement of the basic Building area. Landlord shall not be obligated to restore any alterations, personal property, furniture, fixtures or equipment.

13.          INDEMNIFICATION AND COMPLIANCE WITH LAWS.

(A)          Tenant shall defend, indemnify and hold Landlord and its officers, directors, employees, attorneys and agents harmless from and against any and all demands, causes of action, judgments, costs, expenses, losses, damages, claims, or liability for any damage to any property or injury, illness or death of any person (a) occurring in the Premises at any time during the Term (or any time prior to or after the Term Tenant is occupying all or a portion of the Premises) from any cause whatsoever other than the negligence or willful misconduct of Landlord or damages caused by defects in Landlord’s work which Landlord is obligated to repair pursuant to Section 5 hereof; (b) arising out of or in any way related to claims for labor performed or materials furnished to Tenant or the performance of any work done by or for the account of Tenant, whether or not Tenant obtained Landlord’s permission to have such work done, labor performed or materials furnished; or (c) arising out of or in any way related to any breach of a covenant or condition in this Lease to be performed by Tenant. The provisions of this subsection shall survive the expiration or sooner Termination of this Lease.

(B)           Landlord shall defend, indemnify and hold Tenant and its officers, directors, employees, attorneys and agents harmless from and against any and all demands, causes of action, judgments, costs, expenses, losses, damages, claims, or liability for any damage to any property or injury, illness or death of any person (a) occurring in the Premises at any time during the Term (or any time prior to or after the Term Tenant is occupying all or a portion of the Premises) from any cause whatsoever other than the negligence or willful misconduct of Tenant, as well as damages caused by defects in Landlord’s work which Landlord is obligated to repair pursuant to Section 5 hereof; (b) arising out of or in any way related to claims for labor performed or materials furnished by Landlord in the performance of Landlord’s work hereunder; or (c) arising out of or in any way related to any breach of a covenant or condition in this Lease to be performed by Landlord. The provisions of this subsection shall survive the expiration or sooner Termination of this Lease.

(C)           Landlord or its agents shall not be liable to Tenant for any claims with respect to (a) any death or injury suffered by Tenant or any employee, contractor, licensee, invitee, guest, agent or customer of Tenant (each a “Tenant Party”) or any other person, from any causes whatsoever, other than as a result of Landlord’s negligence or willful misconduct or damages caused by defects in the Building due to construction, design, materials or labor or (b) any loss or damage or injury to any property within the Premises belonging to Tenant, any Tenant Party or any other person, other than as a result of Landlord’s negligence or willful misconduct or damages caused by defects in the Building due to construction, design, materials or labor. In addition, Landlord or its agents shall not be liable for interference with any utility, service, ventilation or any latent defect in the Premises, or any loss or damage for which
Tenant is required to insure or resulting from any construction, alterations or repair required or permitted to be performed by Tenant hereunder.

(D)          Tenant, at its expense, shall comply with all applicable laws, including, without limitation, any laws relating to any material that is prohibited, limited or regulated as a toxic or hazardous substance, health or environmental hazard or pollutant under any Mexican law (“Hazardous Materials”).

Landlord represents and warrants to Tenant that Landlord has no knowledge of any Hazardous Materials with respect to the Premises. Neither Tenant nor any  Tenant Party shall use, generate, store, treat, transport, dispose of or release any Hazardous Materials at the Premises other than non-material and non-reportable quantities of Hazardous Materials used in connection with the permitted uses and only if properly and legally used and stored and disposed of at Tenant’s cost. Landlord and Tenant each warrant to the other that it is now complying with, and agrees, at all times during the Term of this Lease or any Extension hereof, to comply with those provisions of the social security or such other laws of the municipality and state within which they operate, which require them to provide social security for their workers.

Landlord shall be responsible before Tenant and corresponding authorities for any prior Hazardous Materials, including without limitation underground tanks, that may affect the Premises, caused by activities carried out on the Premises before the Commencement Date, as well as for sanctions, fines, settlements, or expenses levied or caused by any contamination existing prior to the beginning of this Lease, or by acts or omissions by Landlord. Tenant shall be liable before Landlord and any other party and shall hold Landlord free and harmless for all contamination and/or violation of any environmental applicable law that occurs after delivery of the Premises to Tenant while in its possession.

Landlord and Tenant shall defend, indemnify and save the other harmless from any claims, fines, penalties, liabilities, losses, damages, costs and expenses (including reasonable attorney’s fees, expert witness fees and other costs of defense) which arise during or after the Term hereof from the indemnifying party’s breach of its representations, agreements and warranties contained in this paragraph. Landlord shall defend, indemnify and save Tenant harmless from any claims, fines, penalties, liabilities, losses, damages, costs and expenses (including reasonable attorney’s fees, expert witness fees and other costs of defense) which arise from the presence of Hazardous Materials on the Premises unless such presence is a result of Tenants’ actions. Tenant shall defend, indemnify and save Landlord harmless from any claims, fines, penalties, liabilities, losses, damages, costs and expenses (including reasonable attorney’s fees, expert witness fees and other costs of defense) which arise from the presence of Hazardous Materials on the Premises unless such presence is a result of Landlord’s actions or actions not attributable to Tenant.

14.          QUIET ENJOYMENT AND SUBORDINATION

(A)          Landlord covenants and agrees that, upon Tenant’s performance of all the terms, covenants and conditions hereof on Tenant’s part to be performed. Tenant shall have, hold and enjoy the Premises, subject to the terms, covenants and conditions of this Lease.
(B)           This Lease is subject and subordinated to any mortgage, deed of trust or deed to secure debt (each a “Mortgage”); any casement agreements; and to any renewals, modifications, extensions, replacements, and substitutions of any of the foregoing, now or hereafter affecting the Premises provided that the holder of such Mortgage agrees: (i) not to disturb, in any manner whatsoever, the possession and all other rights of Tenant as the Tenant of the Premises under the terms of this Agreement; (ii) to comply with all Landlord’s obligations hereunder, and (iii) to abide by the terms and conditions of this Agreement. Tenant agrees to recognize such holder or any other person acquiring title to the Premises, provided that all the conditions set forth in this Clause are met. Tenant and Landlord agree to execute and deliver any appropriate instruments necessary to carry out the agreements contained herein; provided however, that such instruments contain a provision whereby the holder of the Mortgage binds itself to comply with the items (i), (ii) and (iii) of this Clause. Landlord shall remain responsible for performance of any construction provided for under this Agreement. This provision shall be self-operative and no further instrument of subordination shall be required. Landlord may assign the rents and its interest in this Lease to the holder of any Mortgage.

15.          EVENTS OF DEFAULT.  In addition to any other event specified in this Lease as an Event of Default, the occurrence of any one or more of the following events during the Term (each an “Event of Default”) shall constitute a breach of this Lease by Tenant, and Landlord may exercise the rights set forth in Section 16 or as otherwise provided at law: (1) Tenant fails to pay any sum payable hereunder within ten (10) days after written notice thereof from Landlord to Tenant; or (2) Tenant fails to perform any of the other covenants terms or conditions of this Lease to be performed by Tenant (other than any monetary default), and, unless expressly provided elsewhere in this Lease, such default shall continue for fifteen (15) days after written notice thereof from Landlord to Tenant, or, in the case of a default which cannot with due diligence be cured within fifteen (15) days, Tenant fails to commence such cure promptly within such fifteen (15) day period and thereafter diligently prosecute such cure  to completion; or (3) Tenant or Guarantor files a voluntary petition in bankruptcy or becomes insolvent within the meaning of any applicable bankruptcy code (the “Code”), or a petition is filed against Tenant or Guarantor under the Code and is not dismissed with prejudice within sixty (60) days after filing, or Tenant files any petition or answer seeking reorganization or similar relief under any bankruptcy or other applicable law, or seeks or consents to the appointment of a receiver or other custodian for any substantial part of Tenant’s properties or any part of the Premises; or (4) Guarantor shall default beyond any applicable notice and/or grace period under the Guaranty; or (5) the Premises shall be effectively abandoned by Tenant for a period of ten (10) days: or (6) a lien or claim is filed against the Premises arising out of any work performed by or an behalf of Tenant and Tenant fails to discharge such lien or remedy such claim within thirty (30) days after the filing thereof.

Failure by Landlord to observe or perform any covenant, agreement, condition or provision of this Agreement shall constitute an “Event of Default”; provided however; that only if such failure shall continue for thirty (30) calendar days after receipt of written notice from Tenant to Landlord, except that if such Event of Default cannot be cured within such thirty (30) day period, it shall not be considered an Event of Default if Landlord commences to cure the Event of Default within the thirty (30) day period and proceeds diligently thereafter to seek to effect such cure, provided that in a situation requiring immediate response, Tenant need only give Landlord such notice as is practical under the circumstances.

If an Event of Default by Landlord occurs, Tenant shall have the right, but not the obligation, to spend any monies to cure such Event of Default. Additionally, Tenant shall have all rights and remedies available at law, including the right to set off against rental payments the amount required to cure such Event of Default.  Upon occurrence of an Event of Default by Landlord, Tenant may also: (i) terminate this Agreement by giving to Landlord not less than thirty (30) calendar days written notice, in which event the Term hereof shall end on the date stated in such notice; or (ii) seek the remedy of specific performance of this Agreement.

16.          LANDLORD’S REMEDIES.

Upon the occurrence of an event of default, Landlord may pursue any remedies available to Landlord under the law including, without limitation, the right of specific performance or payment of damages to the extent permitted by law. Upon the occurrence of an event of Default, Landlord may give Tenant written notice of its election to rescind this Lease, whereupon Tenant’s right to possession of the Premises shall cease on the day specified therein, and this Lease shall be terminated.

17.          HOLDING OVER.  If Tenant remains in possession of the Premises after the expiration or other Termination of the Term, then, at Landlord’s option. Tenant shall be deemed to be occupying the Premises as a non-fixed Term (“tácita reconductión”) Tenant pursuant to law, at a monthly rental equal to the one and a quarter (1.25) times the monthly rent (including, without limitation, CPI charges) payable hereunder during the last month of the Term, along with value added tax. Tenant shall defend, indemnify and hold Landlord harmless from and against all claims, losses and liabilities for damages resulting from failure to surrender possession upon the Expiration Date or sooner termination of the Term, and such obligations shall survive the expiration or sooner Termination of this Lease.

18.          NOTICES.  All notices given hereunder shall be (i) in writing and delivered by an overnight courier service to Landlord’s Notice Address or Tenant’s Notice Address, as applicable, (ii) given by an internationally recognized overnight courier or by facsimile, and (iii) deemed to be given two days after delivery to the overnight courier (if delivery is international) or one day after delivery to the courier if delivery is within the United States, or upon receipt of confirmation with respect to facsimile delivery. Either party may designate a different notice address at any time and any notice given hereunder shall be effective if delivered by counsel for either party in accordance with this Section.

19.          BROKER.  Each party represents and warrants to the other that it has not dealt with any broker in connection with the negotiation and/or execution of this Lease other than Cushman & Wakefield, the commission of which shall be paid by Tenant pursuant to a separate written agreement.  Tenant shall defend, indemnify and hold Landlord harmless from and against any and all liability, loss, damage, expense, claim, action, demand, suit or obligation arising out of or relating to any claim by Cushman & Wakefield with respect the transaction contemplated hereby. Each party shall defend, indemnify and hold the other harmless from and against any and all liability, loss, damage, expense, claim, action, demand, suit or obligation arising out of or relating to a breach by such party of the foregoing representations and such obligations shall survive the expiration or sooner termination of this Lease.

20.          FORCE MAJEURE.  Any obligation of Landlord which is delayed or not performed due to acts of God, strike, riot, shortages of labor or materials in the market as a whole, war, acts of terrorism, governmental laws or action, or lack thereof, or any other causes beyond Landlord’s reasonable control (each a “Force Majeure”), shall not constitute a default hereunder and shall be performed within a reasonable time after the end of such cause for delay or nonperformance.

21.          LANDLORD’S RIGHT TO PERFORM TENANT’S OBLIGATIONS.

Should Tenant, at any time, fail to perform any one or more of its obligations under this Lease, Landlord, after ten (10) calendar days written notice to Tenant (or without notice in the case of an emergency) and without waiving or releasing Tenant from any obligation of Tenant contained in this Lease, may, but shall be under no obligation to, perform any act on Tenant’s part to be performed as provided herein, and may enter upon the Premises for that purpose and take all such actions as may be necessary. All sums paid by Landlord and all costs and expenses incurred by Landlord in connection with the performance of any such obligations of Tenant, shall be paid by Tenant within ten (10) calendar days from the date Landlord requests same.

22.          TENANT’S RIGHT TO PERFORM LANDLORD’S OBLIGATIONS.

Should Landlord, at any time, fail to perform any one or more of its obligations under this Lease, Tenant, after ten (10) calendar days written notice to Landlord (or without notice in the case of an emergency) and without waiving or releasing Landlord from any obligation of Landlord contained in this Lease, may, but shall be under no obligation to, perform Landlord’s obligations as provided herein, and may take all such actions as may be necessary. All sums paid by Tenant and all costs and expenses incurred by Tenant in connection with the performance of any such obligations of Landlord, shall be paid by Landlord within ten (10) calendar days from the date Tenant requests same, or Tenant may deduct such amount from future rental payments.

23.          PENALTIES FOR LATE DELIVERY OF BUILDING.

If Pre-Completion of the Building has not occurred on the Pre-Completion Date, Landlord shall pay Tenant a penalty equal to two (2) days of the base rent for each day after the Pre-Completion Date and until the actual occurrence of Pre-Completion. The foregoing penalty shall not apply in the event the Premises is not delivered in the agreed upon date due to acts of God or force majeure.

If Substantial Completion has not occurred by the Substantial Completion Date, once the Commencement Date occurs, Landlord shall grant one (1) day free rent for each day of delay from the Substantial Completion Date until the Commencement Date.
If the Commencement Date has not occurred within thirty (30) days after the Substantial Completion Date, Landlord shall grant two (2) days free rent for each day between the Substantial Completion Date and actual Commencement Date. If the Commencement Date has not occurred within sixty (60) days after the Substantial Completion Date, Landlord shall grant four (4) days free rent for each day between the Substantial Completion Date and actual Commencement Date.

If the Commencement Date has not occurred within eighty (80) days after the Substantial Completion Date, Tenant shall have the right to elect, at its sole discretion, between the following options (i) to receive from Landlord the payment of an amount equivalent to one year’s rent; or (ii) to proceed with the foreclosure of the bonds referred to in Section 5(K) hereof. Additionally, Tenant shall have the right to terminate this Lease upon ten (10) days’ notice. Effective upon Termination, Tenant shall have no obligations pursuant to this Lease.

24.          LANDLORD’S RESPONSIBILITIES FOR ITS PERSONNEL.

(A) Landlord agrees and acknowledges that there shall be no labor relationship between Tenant and any personnel directly or indirectly involved in any kind of activities contemplated under this Lease. Landlord shall indentify and hold harmless Tenant from any claims and lawsuits brought against Tenant, including “Substitute Employer” claims or lawsuits by (i) any personnel employed, directly or indirectly, by the Landlord in the Premises; or (ii) any governmental entity.

(B) Landlord’s responsibilities for labor claims or lawsuits include any obligation derived from all of Maxico and the State of Tamaulipas, including without limitation the following the Federal Labor Law. Social Security Law, INFONAVIT Law, Income Tax Law, and State and Federal Payroll Tax Laws. Landlord’s obligations under these provisions shall extend to any subcontractor hired by Landlord to perform any work contemplated herein and shall survive the termination of this Lease.

25.          CONFIDENTIALITY.

Any specifications, drawings, sketches, diagrams, computer or other apparatus programs, manuals, technical or business information or property records or data, including methods and concepts provided by Tenant for Landlord under this Agreement, for the preparation of the drawings; and specifications of the Premises or otherwise (“Information”), if any, shall be held in confidence by Landlord and shall not be published or otherwise disclosed without Tenant’s written permission, unless such information was previously known to Landlord, free of any obligation to accept it in confidence or has been or is subsequently made public by Tenant to a third party. Additionally, Landlord shall request from all of their contractors or subcontractors a confidentiality agreement as to the [ILLEGIBLE] whereby such contractors or subcontractors assume the obligations contained in this Clause.

26.          SECURITY DEPOSIT. Tenant shall deposit the Security Deposit with a financial institution in an account of Landlord to be designated by Landlord upon signing this Lease (the “Security Account”). Landlord shall be required to segregate the Security Deposit from the other funds of Landlord and maintain the Security Deposit in the account together with all interest accrued thereon until the Security Deposit is applied or returned in accordance with the terms hereof. The Security Account shall be an interest bearing account offering the highest yield generally available for deposits similar in amount to the Security Deposit. Landlord shall instruct the financial institution maintaining the Security Account to deliver a copy of the account statements regarding the Security Account to Tenant. Any balance shown in the Account, whether or not resulting from the deposit of the Security Deposit or the reinvestment interest accrued thereunder, shall become a part of the Security Deposit and may not be disposed of by Landlord except if disposed of in accordance with the terms of this Lease. All interest or any other return resulting from the deposit of the Security Deposit in the Security Account minus any applicable expenses resulting from the account fees payable for the maintenance of the Security Account and income tax derived from interest payments thereunder, if any, shall be reinvested in the Security Account (and hence bear interest) any such amount to be considered as a part of the Security Deposit subject to the terms and conditions set forth in the Lease). If Tenant does not fulfill any of its obligations under the Lease, Landlord may apply the Security Deposit on account of such obligation or to reimburse Landlord for any sum which Landlord may expand due to Tenants default. If Landlord applies any part of the Security Deposit, Tenant, immediately after written notice from Landlord, shall deposit with Landlord the amount so applied so that Landlord shall have the full Security Deposit available at all times during the Term. If Tenant complies with all the terms, covenants and conditions of this Lease, the Security Deposit (or any balance thereof, including anciliary amounts thereto) shall be returned to Tenant, together with interest accrued thereon, not later than thirty (30) days after the Expiration Date and delivery of possession of the entire Premises to Landlord.

27.          MISCELLANEOUS.

(A)          Any of the parties’ failure to exercise their rights with respect to a breach of any term, covenant or condition examined herein shall not be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition contained herein.

(B)           If either party brings an action against the other, the prevailing party may recover court costs and attorneys’ fees and disbursements in such amount as the court or administrative body deems reasonable. The parties shall also be entitled to recover attorneys’ fees and disbursements incurred in connection with a Tenant default hereunder which does not result in the commencement of any action or proceeding.

(C)           Tenant acknowledges that it has not relied on any representations or agreements except those expressed herein, and that this Lease contains the entire agreement of the parties. No modification of the Lease shall be binding or valid unless in writing and executed and delivered by both parties and Tenant shall not record this Lease or a memorandum hereof without Landlord’s prior written consent. Except as otherwise specifically provided herein, the terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of the respective heirs, successors, executors, administrators and assigns of such of the parties hereto.
(D)          The submission of this document for review does not constitute an option, offer an agreement to lease space.  This document shall be effective only upon Landlords and Tenants execution and Landlord’s delivery of same to Tenant.  Except as expressly contained herein neither Landlord nor Landlord’s agent has made representations, warranties or promises with respect to the Premises on this Lease. Landlord and Tenant each acknowledge that each has been represented by independent counsel and has executed this Lease after being fully advised by said counsel as to its effect and significance.

(E)           This Lease shall be construed in accordance with the laws of the State of Tamaulipas. Unless herein waived. Landlord and Tenant acknowledge that all of the applicable statutes of such date are superimposed on the rights, duties and obligations or Landlord and Tenant hereunder.

(F)           Where Tenant is required by this Lease to pay any sum of money or to do any act within an indicated period or by a particular date, it is understood that time is of the essence.

(G)           If any term or provision of this Lease shall, to any extent, be illegal, invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and all other terms and provisions of this Lease shall be valid and enforceable to the fullest extent permitted by law.

28.          ARBITRATION.

(a)           All disputes among the parties arising from this Agreement shall be attempted to be settle by the parties in good faith.  If a dispute among the parties with regard to this Agreement is not settled by Agreement within ten (10) calendar days of service of notice, such matter shall be finally and conclusively settled by arbitration in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce (“I.C.C.”).

(b)           The party seeking arbitration shall notify the other party in writing, naming one arbitrator to represent it. The other party shall select an arbitrator within twenty (20) calendar days from receipt or the arbitration request. Should the other party fail to select an arbitrator as specified above, then the arbitrator appointed by the party seeking arbitration shall be the sole arbitrator of the dispute. Should both parties select one arbitrator, then the two arbitrators shall select a third arbitrator. Should the arbitrators selected by the parties fail to agree on the other arbitrator to be selected, as specified above, then the third arbitrator shall be appointed by the President of the I.C.C., and such appointment shall be binding on the parties. The arbitration shall be held in Matamoros, Tamaulipas and conducted in the English language.

(c)           The decisions of the arbitrators shall be adopted by numerical majority, and such decisions shall in all cases be final and binding on the parties. Each party shall pay the costs and expenses of the arbitrator appointed by it and the costs and expenses of the other arbitrator(s) shall be shared equally by the parties. If only one arbitrator is appointed due to the other parties’ failure to select an arbitrator, the parties shall share equally in the sole arbitrator’s costs and expenses.

(d)           Each party shall be responsible for paying its own attorney’s fees.
(e)           The parties hereto agree to submit to such arbitration and that the competent courts of Matamoros, State of Tamaulipas, Mexico, shall have jurisdiction to enforce the arbitration award.

29.          TRANSLATION.  This Lease has been prepared in English and a Spanish version will be prepared. If any controversy arises with respect to the interpretation of this agreement, the English version shall control.

SIGNATURE PAGE FOLLOWS
IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date set forth above.

INMOBILIARIA AYUSA, S. de R.L. de C.V., Landlord

/s/ Pablo Vivanco
Name: Pablo Vivanco
Title: Legal representative

LUCENT TECHNOLOGIES
MICROELECTRONICA DE MEXICO, S.A.
DE C.V.,
Tenant

/s/ Edmundo Elias-Fernandez
Name: Edmundo Elias-Fernandez
Title: Attorney-in-fact

EXHIBIT A

Certificate of use of land of the Premises

[In Spanish]

EXHIBIT B

Certificate of freedom from liens and encumbrances

[In Spanish]

EXHIBIT C

Term Confirmation Letter
Execution copy
June 29, 2000

Date:

Re:          Lease agreement (the “Lease”) dated                ,                , between            (“Landlord”) and                      (“Tenant”) Premises:

The undersigned hereby confirm as of the date set forth above, the following:

1.             Tenant has accepted possession of the Premises on                         , 200    and is currently occupying same.

2.             The Commencement Date and Expiration Date, as each is defined in the Lease, are as follows:

Commencement Date:                     ,                          .
Expiration Date:                     ,                          .

3.             The obligation to commence the payment of rent commenced or will commence on          , 200   .

4.             All construction, alterations and improvements required to be performed by Landlord pursuant to the Terms of the Lease to cause Substantial Completion (as defined in the Lease) have been satisfactorily completed, except for the punch list items referenced in Section 5 of the Lease.

Landlord:

By:
Title:

Tenant:

By:
Title:

EXHIBIT D

GUARANTY OF LEASE
EXECUTION COPY
June 15, 2000
GUARANTY OF LEASE

In consideration of, and as an inducement to Inmobiliaria Ayusa, S. de R.L. de C.V. (“LESSOR”) to enter that certain Lease Agreement of even date herewith (the “Lease”) with Lucent Technologies Microelectronica de Mexico, S.A. de C.V. (“LEASEE”) for all of the premises having a street address of Calle Oriente 2, No. 40, Ciudad Industrial de Matamoros, H. Matamoros, Tamaulipas, Mexico, and in further consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned, jointly and severally, (collectively, “Guarantor”), hereby guarantees absolutely and unconditionally, to Lessor the full and prompt payment, in United States Dollars, of all payment obligations of Lessee to Lessor under the Lease, including without limitation, all rental payments, and all damages, liquidated or other, resulting from any breach of Lessee, together with any and all costs and expenses (including without limitation reasonable attorney’s fees) incurred in the enforcement of Lessee’s obligations under the Lease and full and prompt performance of all terms, covenants, conditions and agreements to be performed and observed by Lessee under the Lease and any and all amendments, modifications and other instruments relating thereto, whether now or hereafter existing, and the full and prompt payment of all damages, costs and expenses which shall at any time be recoverable by Lessor from Lessee by virtue of the Lease and any amendments, modifications and other instruments relating thereto (hereinafter called “Liabilities of Lessee”); and Guarantor hereby covenants and agrees to and with Lessor, its successors and assigns, that if Lessee, its successors and assigns, shall default at any time in the payment of Rent Payments (as defined in the Lease) or any other sums or charges payable by Lessee under the Lease or in the performance of any of the terms, covenants, provisions or conditions contained in the Lease, Guarantor will forthwith pay to Lessor, its successors and assigns, such Rent Payments and other sums and charges and will forthwith faithfully perform and fulfill all of such terms, covenants, conditions and provisions of the Lease and will forthwith pay to Lessor all damages that may arise in consequence of any such default by Lessee.

Guarantor agrees that, with or without notice or demand, Guarantor will reimburse Lessor to the extent that such reimbursement is not made by Lessee, for all expenses (including reasonable attorneys’ fees and disbursements) incurred by Lessor in connection with any default by Lessee under the Lease and/or any default by Guarantor under this Guaranty.

All moneys available to Lessor for application in payment or reduction of the Liabilities of Lessee may be applied by Lessor, in such manner and in such amounts and at such time or times as it may see fit, to the payment or reduction of such of the Liabilities of Lessee as Lessor may elect.

This Guaranty shall be a continuing guaranty, and the liability of the Guarantor hereunder shall in no way be affected, modified or diminished by reason that any security for the Liabilities of Lessee is exchanged, surrendered or released or the Lease or any other obligation of Lessee is changed, altered, renewed, extended, continued, surrendered, compromised, waived, or released in whole or in part, or that any default with respect thereto is waived, whether or not notice thereof is given to Guarantor, and it is understood and agreed that Lessee may fail to set-off and may release, in whole or in part, any credit on its books in favor of Lessee, and may extend further credit in any manner whatsoever to Lessee, and generally deal with Lessee or any such security as Lessor may see fit; and Guarantor shall remain bound under this Guaranty notwithstanding any such exchange, surrender, release, change, alteration, renewal, extension, continuance, compromise, waiver, inaction, extension of further credit or other dealing.

Notwithstanding any provision to the contrary contained herein, Guarantor hereby unconditionally and irrevocably waives (a) any and all rights of subrogation to the claims, whether existing now or arising hereafter, Lessor may have against Lessee, but only until such time as the Liabilities of Lessee shall have been fully discharged, and (b) any and all rights of reimbursement, contribution or indemnity against Lessee which may have heretofore arisen or may hereafter arise in connection with any guaranty or pledge or grant of any lien or security interest made in connection with the Lease. Guarantor hereby acknowledges that the waiver contained in the preceding sentence (the “Subrogation Waiver”) is given as an inducement to Lessor to enter into the Lease and, in consideration of Lessor’s willingness to enter into the Lease, Guarantor agrees not to amend or modify in any way the Subrogation Waiver without Lessor’s prior written consent. If any amount shall be paid to Guarantor by Lessee on account of any claim set forth at any time when all the Liabilities of Lessee shall not have been paid in full, such amount shall be held in trust by Guarantor for Lessor’s benefit, shall be segregated from the other funds of Guarantor and shall forthwith be paid over to Lessor to be applied in whole or in part by Lessor against the Liabilities of Lessee, whether matured or unmarred. Nothing herein contained is intended or shall be construed to give to Guarantor any rights of subrogation or right to participate in any way in Lessor’s right, title or interest in the Lease, notwithstanding any payments made by Guarantor to or toward any payments due from Guarantor under this Guaranty, all such rights of subrogation and participation being hereby waived and released.

Guarantor hereby expressly waives (a) notice of acceptance of this Guaranty; (b) presentment and demand for payment of any of the Liabilities of Lessee; (c) protest and notice of dishonor or default to Guarantor or to any other party with respect to any of the Liabilities of Lessee; (d) all other notice to which Guarantor might otherwise be entitled, and (e) any demand for payment under this Guaranty; and Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall not be terminated, affected or impaired by reason of the assertion or the failure to assert by Lessor against Lessee, or Lessee’s successors and assigns, of any of the rights or remedies reserved to Lessor pursuant to provisions of the Lease.

This is an absolute and unconditional guaranty of payment and not of collection and Guarantor further waives any right to require that any action be brought against Lessee or any other person or entity or to require that resort be had to any security or to any balance of any deposit account or credit on the books of Lessor in favor of Lessee or, any other person or entity. Successive recoveries may be had hereunder. No invalidity, irregularity or unenforceability of all or any part of the Lease shall affect, impair or be a defense to this Guaranty and this Guaranty shall constitute a primary obligation of the undersigned.

Each reference herein to Lessor shall be deemed to include its successors and assigns, in whose favor the provisions of this Guaranty shall also inure. Each reference herein to Guarantor shall be deemed to include the heirs, executors, administrators, legal representatives, successors and assigns of Guarantor, all of whom shall be bound by the provisions of this Guaranty.

No delay on Lessor in exercising any rights hereunder or failure to exercise the same shall operate as waiver of such rights; no notice to or demand on Guarantor shall be deemed to be a waiver of the obligation of Guarantor or of the right of Lessor to take further action without notice or demand as provided herein; nor in any event shall any modification or waiver of the provisions of this Guaranty nor any termination hereof be effective unless in writing signed by Lessor, nor shall any waiver be applicable except in the specific instance for which given.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if any payment of Guarantor on account of the Liabilities of Lessee must be returned by Lessor upon the insolvency, bankruptcy or reorganization of Lessee, Guarantor, or otherwise, as though such payment had not been made.

This Guaranty is, and shall be deemed to be, a contract entered into under and pursuant to the laws of the State of Texas and shall be in all respects governed, construed, applied and enforced in accordance with the laws of such State; and no defense given or allowed by the laws of any other State or Country shall be interposed in any action or proceeding hereon unless such defense is also given or allowed by the laws of the State of Texas. In any action or proceeding arising out of this Guaranty, Guarantor agrees to submit to personal jurisdiction in the State of Texas. Guarantor hereby appoints Corporation Services Company Doing Business As CSC-Lawyers Incorporating Service Company as its agent for service of process in any such action or proceeding. Guarantor agrees to pay all costs and expenses, including, without limitation, reasonable attorneys’ fees, which are incurred by Lessor in the enforcement of this Guaranty.

Guarantor hereby represents, warrants and covenants to Lessor that:

1.             Guarantor is a corporation duly organized and validly existing, under and in full compliance with the laws of the State of Delaware.

2.             Guarantor has full legal rights, power and authority to execute and deliver this Guaranty Agreement and perform its obligations hereunder.

3.             Guarantor has taken all appropriate and necessary corporate action to authorize the execution and delivery of this Guaranty Agreement.
4.             This Guaranty Agreement constitutes the legal, valid and binding obligation of the Guarantor. The execution, delivery and performance of the Guaranty Agreement and the payment of all amounts due on the date and in the currency provided for in the Guaranty (i) will not violate any provision of law or other governmental directive having the force of law, (ii) will not contravene any governmental guideline or policy statement applicable to Guarantor, (iii) will not conflict with the articles of Incorporation and by-laws of the Guarantor and (iv) will not conflict with or result in the breach of any provision of any agreement to which the Guarantor is a party or by which it or any of its properties and assets are bound, and (v) will not constitute a default or any event which with the passage of time or giving of notice, or both, would constitute a default under any such agreement.

5.             All registrations with, and all approvals of any governmental authority necessary for the valid execution, delivery, performance and enforceability of this Guaranty Agreement, have been obtained and are in full force and effect.

6.             Guarantor has notice that (i) International Bank of Commerce (“Bank”) provided financing for construction and/or improvements of the Lease premises, (ii) Lessor has agreed to, and will, assign to Bank Lessor’s rights to and interest in the rental payments and other obligations of Lessee under the Lease, and in this Guaranty of lease, and (iii) Bank is relying on this Guaranty of Lease in providing the financing to Lessor.

7.             The Guarantor expressly assumes all defaults by Lessee due to acts of God, Government, strike, riot, and other civil commotions (“Country Risk”) as well as, all business risks associated with the conduct and operation of Lessee’s business on the leased premises. Guarantor expressly waives any right to claim as defense to fulfillment of its obligations hereunder, the occurrence of the aforementioned acts.

This Guaranty may be executed in one or more counterparts, each of which counterparts shall be an original. If Guarantor is a corporation, partnership, joint venture or unincorporated association, each individual executing this Guaranty on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Guaranty on behalf of such entity and that this Guaranty is binding upon such entity in accordance with its terms.

All of the Lessor’s rights and remedies under the Lease or under this Guaranty are intended to be distinct, separate and cumulative and no such right and remedy therein or herein mentioned is intended to be in exclusion of or a waiver of any of the others.

This Guaranty shall not be affected by any assignment of the Lease by Lessee.

Any notices which either party herein may desire to give to the other shall be made in writing and shall be given by certified or registered mail, postage prepaid, return receipt requested, or by a nationally recognized overnight courier or by facsimile and shall be deemed to be given on the third (3rd) business day after the date of posting in a United States Post Office or branch post office or one day after delivery to the overnight courier or upon receipt of confirmation if by facsimile, and shall be delivered to Lessor, at No. 28 San Carlos, Col. Alianza, H. Matamoros, Tamaulipas, Mexico, 87410, with a copy to Reynolds and Rose, 34

S. Broadway, White Plains, NY 10601. Notices for Guarantor(s) shall be sent to the address(es) set forth below. Either party may, by notice as aforesaid actually received, designate a different address or addresses for communications intended for it.

(a)                        ANY AND ALL CONTROVERSIES BETWEEN THE PARTIES SHALL BE RESOLVED BY ARBITRATION IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION IN EFFECT AT THE TIME OF FILING, UNLESS THE COMMERCIAL ARBITRATION RULES CONFLICT WITH THIS PROVISION, AND IN SUCH EVENT THE TERMS OF THIS PROVISION SHALL CONTROL TO THE EXTENT OF THE CONFLICT, ANY ARBITRATION HEREUNDER SHALL BE BEFORE AT LEAST THREE NEUTRAL ARBITRATORS ASSOCIATED WITH THE AMERICAN ARBITRATION ASSOCIATION AND SELECTED IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION.

(b)                       FAILURE OF ANY ARBITRATOR TO DISCLOSE ALL FACTS WHICH MIGHT TO AN OBJECTIVE OBSERVER CREATE A REASONABLE IMPRESSION OF THE ARBITRATOR’S PARTIALITY, AND/OR MATERIAL ERRORS OF LAW SHALL BE GROUNDS [IN ADDITION TO ALL OTHERS] FOR VACATUR OF AN AWARD RENDERED PURSUANT TO THIS AGREEMENT, THE AWARD OF THE ARBITRATORS, OR MAJORITY OF THEM, SHALL BE FINAL, AND JUDGMENT UPON THE AWARD RENDERED MAY BE ENTERED IN ANY COURT, STATE OR FEDERAL, HAVING JURISDICTION. THE ARBITRATION AWARD SHALL BE IN WRITING AND SPECIFY THE FACTUAL AND LEGAL BASES FOR THE AWARD. UPON THE REQUEST OF ANY PARTY, THE AWARD SHALL INCLUDE FINDINGS OF FACT AND CONCLUSIONS OF LAW.

(c)                        ARBITRABLE DISPUTES INCLUDE ANY AND ALL CONTROVERSIES OR CLAIMS BETWEEN THE PARTIES OF WHATEVER TYPE OR MANNER, INCLUDING WITHOUT LIMITATION, ANY CLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, ALL PAST, PRESENT AND/OR FUTURE CREDIT FACILITIES AND/OR AGREEMENTS INVOLVING THE PARTIES, ANY TRANSACTIONS BETWEEN OR INVOLVING THE PARTIES, AND/OR ANY ASPECT OF ANY PAST OR OTHERWISE, SPECIFICALLY INCLUDING ANY ALLEGED TORT COMMITTED BY ANY PARTY.

(d)                            THE PARTIES SHALL ALLOW AND PARTICIPATE IN DISCOVERY IN ACCORDANCE WITH THE FEDERAL RULES OF CIVIL PROCEDURE FOR A PERIOD OF ONE HUNDRED TWENTY (120) DAYS AFTER THE FILING OF THE ORIGINAL RESPONSIVE PLEADING. DISCOVERY MAY CONTINUE THEREAFTER AS AGREED BY THE PARTIES OR AS ALLOWED BY THE ARBITRATORS. UNRESOLVED DISCOVERY DISPUTES SHALL BE BROUGHT TO THE ATTENTION OF THE ARBITRATORS BY WRITTEN MOTION FOR PROPER DISPOSITION, INCLUDING RULING ON ANY ASSERTED OBJECTIONS, PRIVILEGES, PROTECTIVE ORDER REQUESTS
AND AWARDING REASONABLE ATTORNEY’S FEES TO THE PREVAILING PARTY.

(e)                             IN THE EVENT AGGREGATE OF ALL AFFIRMATIVE CLAIMS ASSERTED EXCEED $500,000.00, EXCLUSIVE OF INTEREST AND ATTORNEY’S FEES, OR UPON THE WRITTEN REQUEST OF ANY PARTY, (1) PRIOR TO THE DISSEMINATION OF A LIST OF POTENTIAL ARBITRATORS, THE AMERICAN ARBITRATION ASSOCIATION SHALL CONDUCT AN IN PERSON ADMINISTRATIVE CONFERENCE WITH THE PARTIES AND THEIR ATTORNEYS FOR THE FOLLOWING PURPOSES AND FOR SUCH ADDITIONAL PURPOSES AS THE PARTIES OR THE AMERICAN ARBITRATION ASSOCIATION MAY DEEM APPROPRIATE, (A) TO OBTAIN ADDITIONAL INFORMATION ABOUT THE NATURE AND MAGNITUDE OF THE DISPUTE AND THE ANTICIPATED LENGTH OF HEARINGS AND SCHEDULING; (B) TO DISCUSS THE VIEW OF THE PARTIES ABOUT TECHNICAL AND OTHER QUALIFICATIONS OF THE ARBITRATORS; AND (C) TO CONSIDER, WHETHER MEDIATION OR OTHER METHODS OF DISPUTE RESOLUTION MIGHT BE APPROPRIATE, AND (2) AS PROMPTLY AS PRACTICABLE AFTER THE SELECTION OF THE ARBITRATORS, A PRELIMINARY HEARING SHALL BE HELD AMONG THE PARTIES, THEIR ATTORNEYS AND THE ARBITRATORS. WITH THE AGREEMENT OF THE ARBITRATORS AND THE PARTIES, THE PRELIMINARY HEARING MAY BE CONDUCTED BY TELEPHONE

CONFERENCE CALL RATHER THAN IN PERSON. AT THE PRELIMINARY HEARING THE MATTERS THAT MAY BE CONSIDERED SHALL INCLUDE, WITHOUT LIMITATION, A PREHEARING SCHEDULING ORDER ADDRESSING (A) SERVICE OF A DETAILED STATEMENT OF CLAIMS, DAMAGES AND DEFENSES, A STATEMENT OF THE ISSUES ASSERTED BY EACH PARTY AND POSITIONS WITH RESPECT THERETO, AND ANY LEGAL AUTHORITIES THE PARTIES MAY WISH TO BRING TO THE ATTENTION OF THE ARBITRATORS; (B) RESPONSES AND/OR REPLIES TO THE PLEADINGS FILED IN COMPLIANCE WITH SUBPART (A); (C) STIPULATIONS REGARDING ANY UNCONTESTED FACTS;  (D) EXCHANGE AND PREMARKING OF THOSE DOCUMENTS WHICH EACH PARTY BELIEVES MAY BE OFFERED AT THE FINAL ARBITRATION HEARING; (E) THE IDENTIFICATION AND AVAILABILITY OF WITNESS, INCLUDING EXPERTS, AND SUCH MATTERS WITH RESPECT TO WITNESSES INCLUDING THEIR BIOGRAPHIES AND A SHORT SUMMARY OF THEIR EXPECTED TESTIMONY, (F) WHETHER A STENOGRAPHIC OR OTHER OFFICIAL RECORD OF THE PROCEEDINGS SHALL BE MAINTAINED; AND (G) THE POSSIBILITY OF UTILIZING MEDIATION OR OTHER NON- ADJUDICATIVE METHODS OF DISPUTE RESOLUTION

(f)                               FOR PURPOSES OF THIS PROVISION, “THE PARTIES” MEANS GUARANTOR AND BANK, AND EACH AND ALL PERSONS AND ENTITIES SIGNING THIS AGREEMENT OR ANY OTHER AGREEMENTS BETWEEN OR AMONG ANY OF THE PARTIES AS PART OF THIS TRANSACTION, AND ALL
SUBSTITUTES FOR THE PARTIES. “THE PARTIES” SHALL ALSO INCLUDE INDIVIDUAL PARTNERS, AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND/OR REPRESENTATIVES OF ANY PARTY TO SUCH DOCUMENTS, AND SHALL INCLUDE ANY OTHER OWNER AND HOLDER OF THIS AGREEMENT.

(g)                            THE PARTIES SHALL HAVE THE RIGHT TO INVOKE SELF- HELP REMEDIES (SUCH AS SET-OFF, NOTIFICATION OF ACCOUNT DEBTORS, SEIZURE AND/OR FORECLOSURE OF COLLATERAL, AND NON-JUDICIAL SALE OF PERSONAL PROPERTY AND REAL PROPERTY COLLATERAL) BEFORE, DURING OF AFTER ANY ARBITRATION AND/OR REQUEST ANCILLARY OR PROVISIONAL JUDICIAL REMEDIES (SUCH AS GARNISHMENT, ATTACHMENT, SPECIFIC PERFORMANCE, RECEIVER, INJUNCTION OR RESTRAINING ORDER, AND SEQUESTRATION) BEFORE OR AFTER ANY ARBITRATION, THE PARTIES NEED NOT AWAIT THE OUTCOME OF THE ARBITRATION BEFORE USING SELF-HELP REMEDIES. USE OF SELF-HELP OR ANCILLARY AND/OR PROVISIONAL’ JUDICIAL REMEDIES SHALL NOT OPERATE AS A WAIVER OF EITHER PARTY’S RIGHT TO COMPEL ARBITRATION, ANY ANCILLARY OR PROVISIONAL REMEDY WHICH WOULD BE AVAILABLE FROM A COURT AT LAW SHALL BE AVAILABLE FROM THE ARBITRATORS.

(h)                            THE PARTIES AGREE THAT ANY ACTION REGARDING ANY CONTROVERSY BETWEEN THE PARTIES SHALL EITHER BE BROUGHT BY ARBITRATION, AS DESCRIBED HEREIN, OR BY JUDICIAL PROCEEDINGS, BUT SHALL NOT BE PURSUED SIMULTANEOUSLY IN DIFFERENT OR ALTERNATIVE FORMS. A TIMELY WRITTEN NOTICE OF INTENT TO ARBITRATE PURSUANT TO THIS AGREEMENT STAYS AND/OR ABATES ANY AND ALL ACTION IN A TRIAL COURT, SAVE AND EXCEPT A HEARING ON A MOTION TO COMPEL ARBITRATION AND STAYING AND/OR ABATES ANY AND ALL ACTION IN A TRIAL COURT. SAVE AND EXCEPT A HEARING ON A MOTION TO COMPEL ARBITRATION AND/OR THE ENTRY OF AN ORDER COMPELLING ARBITRATION AND STAYING AND/OR ABATING THE LITIGATION PENDING THE FILING OF THE FINAL AWARD OF THE ARBITRATORS, ALL REASONABLE AND NECESSARY ATTORNEYS FEES AND ALL TRAVEL COSTS SHALL BE AWARDED TO THE PREVAILING PARTY ON ANY MOTION TO COMPEL ARBITRATION AND MUST BE PAID TO SUCH PARTY WITHIN TEN (10) DAYS OF THE SIGNING OF THE ORDER COMPELLING ARBITRATION.

(i)                                ANY AGGRIEVED PARTY SHALL SERVE A WRITTEN NOTICE OF INTENT TO ARBITRATE TO ANY AND ALL OPPOSING PARTIES WITHIN 360 DAYS AFTER DISPUTE HAS ARISEN. A DISPUTE IS DEFINED TO HAVE ARISEN ONLY UPON RECEIPT OF SERVICE OF JUDICIAL PROCESS, INCLUDING SERVICE OF A COUNTERCLAIM, FAILURE TO SERVE A WRITTEN NOTICE OF INTENT TO ARBITRATE WITHIN THE TIME SPECIFIED ABOVE SHALL
BE DEEMED A WAIVER OF THE AGGRIEVED PARTY’S RIGHT TO COMPEL ARBITRATION OF SUCH CLAIM, THE ISSUE OF WAIVER PURSUANT TO THIS AGREEMENT IS AN ARBITRABLE DISPUTE.

(j)                                ACTIVE PARTICIPATION IN PENDING LITIGATION DURING THE 360 DAY NOTICE PERIOD, WHETHER AS PLAINTIFF OR DEFENDANT, IS NOT A WAIVER OF THE RIGHT TO COMPEL ARBITRATION. ALL DISCOVERY OBTAINED IN THE PENDING LITIGATION MAY BE USED IN ANY SUBSEQUENT ARBITRATION PROCEEDING.

(k)                             THE PARTIES FURTHER AGREE THAT (i) NO ARBITRATION PROCEEDING HEREUNDER SHALL BE CERTIFIED AS A CLASS ACTION OR PROCEED AS A CLASS ACTION, OR ON A BASIS INVOLVING CLAIMS BROUGHT IN A PURPORTED REPRESENTATIVE CAPACITY ON BEHALF OF THE GENERAL PUBLIC, OTHER CUSTOMERS OR POTENTIAL CUSTOMERS OR PERSONS SIMILARLY SITUATED AND (ii) NO ARBITRATION PROCEEDING HEREUNDER SHALL BE CONSOLIDATED WITH, OR JOINED IN ANY WAY WITH, ANY OTHER ARBITRATION PROCEEDING

(I)                               ANY ARBITRATOR SELECTED SHALL BE KNOWLEDGEABLE IN THE SUBJECT MATTER OF THE DISPUTE. EACH OF THE PARTIES SHALL PAY AN EQUAL SHARE OF THE ARBITRATION COSTS, FEES, EXPENSES, AND OF THE ARBITRATORS’ FEES. COSTS AND EXPENSES.

(m)                          ALL STATUTES OF LIMITATIONS WHICH WOULD OTHERWISE BE APPLICABLE SHALL APPLY TO ANY AND ALL CLAIMS ASSERTED IN ANY ARBITRATION PROCEEDING HEREUNDER AND THE COMMENCEMENT OF ANY ARBITRATION PROCEEDING TOLLS SUCH STATUTES OF LIMITATIONS.

(n)                            IN ANY ARBITRATION PROCEEDING SUBJECT TO THIS PROVISION, THE ARBITRATORS, OR MAJORITY OF THEM, ARE SPECIFICALLY EMPOWERED TO DECIDE (BY DOCUMENTS ONLY, OR WITH A HEARING, AT THE ARBITRATORS’ SOLE DISCRETION) PRE-HEARING MOTIONS WHICH ARE SUBSTANTIALLY SIMILAR TO PRE-HEARING MOTIONS TO DISMISS AND MOTIONS FOR SUMMARY ADJUDICATION.

(o)                            THIS ARBITRATION PROVISION SHALL SURVIVE ANY TERMINATION, AMENDMENT, OR EXPIRATION OF THE AGREEMENT IN WHICH THIS PROVISION IS CONTAINED, UNLESS ALL OF THE PARTIES OTHERWISE EXPRESSLY AGREE IN WRITING.

(p)                            THE PARTIES ACKNOWLEDGE THAT THIS AGREEMENT EVIDENCES A TRANSACTION INVOLVING INTERSTATE COMMERCE, THE FEDERAL ARBITRATION ACT SHALL GOVERN THE INTERPRETATION,
ENFORCEMENT, AND PROCEEDINGS PURSUANT TO THE ARBITRATION CLAUSE OF THIS AGREEMENT.

(q)                            THE ARBITRATORS, OR A MAJORITY OF THEM SHALL AWARD ATTORNEY’S FEES AND COSTS TO THE PREVAILING PARTY PURSUANT TO THE TERMS OF THIS AGREEMENT.

(r)                               NEITHER THE PARTIES NOR THE ARBITRATORS MAY DISCLOSE THE EXISTENCE, CONTENT, OR RESULTS OF ANY ARBITRATION HEREUNDER WITHOUT PRIOR WRITTEN CONSENT OF ALL PARTIES AND/OR COURT ORDER.

(s)                             VENUE OF ANY ARBITRATION PROCEEDING HEREUNDER SHALL BE IN WEBB COUNTY, TEXAS.

NO ORAL AGREEMENTS

THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the undersigned has executed this Guaranty as of the day of 20th, day of June 2000.

By:	/s/ CE Hafer
EIN/Social Security Number:
Guarantor Notice Address:
Lucent Technologies, Inc.
2333 Ponce De Leon Blvd.
Coral Gables, FL 33134
Attn. Mr. Greg Roude
EXHIBIT E

Description of Land
EXHIBIT F

Premises and Parking Spaces

GRUPO AYUSA ©

LUCENT TECHNOLOGIES

OPTO PLANT

H. MATAMOROS, TAMPS.

PARKINGLOT REFERENCE PLAN

ET 1

EXHIBIT G

Rules and Regulations

RULES AND REGULATIONS

(1)           Security. Landlord may from time to time adopt systems and procedures for the security or safety of the Premises or any persons occupying, using or entering the same, and Tenant shall comply with Landlord’s reasonable requirements relating thereto.

(2)           Locks. Tenant shall have the right from time to time to change locks at the Premises, provided that in all cases, Tenant shall, simultaneously with such change, provide keys to Landlord.

(3)           Keys. At the end of the Term, Tenant shall promptly return or provide to Landlord all keys for the Building and Premises.

(4)           Furniture and Equipment. Tenant shall insure that furniture, fixtures, equipment and machinery being moved into or out of the Premises is moved in an appropriate manner through appropriate entrances.

(5)           Solicitations. Landlord reserves the right to restrict or prohibit canvassing, soliciting or peddling in and around the Premises.

(6)           Refuse. Tenant shall place all refuse in proper receptacles provided by Tenant at its expense at the Premises.

(7)           Obstruction. Tenant shall not obstruct or place anything in or on the sidewalks or driveways outside the Building, or use such locations for any purpose except ingress to and egress from the Premises without Landlord’s prior written consent.

(8)           Proper Conduct. Tenant shall not conduct itself in any manner which is inconsistent with the character of the Building as a first quality Building or which will impair the comfort and convenience of other Tenants in the industrial park.

(9)           Employees, Agents and Invitees. In these Rules and Regulations, “Tenant” includes the employees, contractors, agents, invitees and licensees of Tenant and others permitted by Tenant to use or occupy the Premises.

EXHIBIT H

Industrial Park By-Laws

[In Spanish]

EXHIBIT I

PreliminaryDrawings and Specifications

Execution copy
June 29, 2000

ADDENDUM TO LEASE

THIS ADDENDUM TO LEASE (this “Addendum”) is made as of this 29th day of June. 2000, by and between Inmobiliaria Ayusa, S. de R.L. de C.V. (“Landlord”), a sociedad de responsabilidad limitada de capital variable, having a principal place of business at No. 28 San Carlos, Col. Alianza, H. Matamoros, Tamaulipas, Mexico, 87410 and represented herein by Mr. Pablo Vivanco-Arriaga in his capacity as legal representative, and Lucent Technologies Microelectronica de Mexico, S.A. de C.v. (“Tenant”), a sociedad anonima de capital variable, having a principal place of business at Calle Oriente 2, No. 40, Ciudad Industrial de Matamoros, H. Matamoros, Tamaulipas, Mexico, and represented herein by Mr. Edmundo Elias-Fernandez, in his capacity as attorney-in-fact.

RECITALS

A.            On even date hereof, Landlord and Tenant entered into a certain Lease Agreement (the “Lease”) with respect to the Land and the Building to be constructed thereon, located at Calle Oriente 2, No. 40, Ciudad Industrial de Matamoros, H. Matamoros, Tamaulipas, Mexico (the “Premises”).

B.            The parties desire to modify the Lease in certain respects as hereinafter provided.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

CLAUSES

1.           Early Completion. In the event the Substantial Completion of the Building occurs prior to the Substantial Completion Date, Tenant shall pay to Landlord an amount equal to one month’s Base Rent, for each fifteen day-period in which the Substantial Completion Date occurs prior to the Substantial Completion Date, until the Substantial

Completion Date. Such amount shall be deemed additional rent and shall be paid, along with applicable value added tax, with the first regular monthly installment of rent under the Lease.

2.           Terms. All capitalized terms used herein which are not otherwise defined shall have the respective meanings set forth in the Lease.

3.           No Other Modification. Except as modified by this Addendum, the Lease and all covenants, agreements, terms and conditions thereof shall remain in full force and effect and are hereby in all respects ratified and confirmed. The parties expressly agree that this Addendum does not constitute a novation of the obligations assumed by the parties in the Lease, thus it shall not be interpreted that this Addendum novates, amends or terminates said obligations, it only amends the Lease as to include the agreement set forth in clause 1 hereof consequently all other terms and conditions of the Lease shall remain in full force and legal effect.

4.           Miscellaneous.

The parties expressly agree that all terms and conditions set forth in the Lease shall apply to the Addendum hereof.

For everything related to this Agreement, the parties submit to the Arbitration proceeding set forth in the Lease.

This Addendum shall be construed in accordance with the laws of the State of Tamaulipas. Unless herein waived, Landlord and Tenant acknowledge that all of the applicable statutes of such state are superimposed on the rights, duties and obligations of Landlord and Tenant hereunder.

This Addendum has been prepared in English and a Spanish version will be prepared. If any controversy arises with respect to the interpretation of this agreement, the English version shall control.

[SIGANTURE PAGE FOLLOWS]
IN WITNESS WHEREOF, the parties have executed this Addendum as of the day and year first above written.

LANDLORD:

Inmobiliaria Ayusa, S. de RL. de C.V.

/s/ Mr. Pablo Vivanco-Arriaga
By: Mr. Pablo Vivanco-Arriaga

TENANT:

Lucent Technologies Microelectronica de Mexico S.A. de C.V.

/s/ Mr. Edmundo Elias-Fernandez
By: Mr. Edmundo Elias-Fernandez

Execution copy
June 29, 2000

SECOND ADDENDUM TO LEASE

THIS SECOND ADDENDUM TO LEASE (this “Addendum”) is made as of this 29th day of June, 2000, by and between Inmobiliaria Ayusa, S. de R.L. de C.V. (“Landlord”), which is a sociedad de responsabilidad limitada de capital variable, having its principal place of business at No. 28 San Carlos, Col. Alianza, H. Matamoros, Tamaulipas, Mexico, 87410 and represented herein by Mr. Pablo Vivanco-Arriaga in his capacity as legal representative, and Lucent Technologies Microelectronica de Mexico, S.A. de C.V. (“Tenant”), which is a sociedad anonima de capital variable, having its principal place of business at Calle Oriente 2, No. 40, Ciudad Industrial de Matamoros, H. Matamoros, Tamaulipas, Mexico, and represented herein by Mr. Edmundo Elias-Fernandez, in his capacity as attorney-in-fact.

RECITALS

A.          WHEREAS, on even date hereof, Landlord and Tenant entered into a certain Lease Agreement (the “Lease”) with respect to the Land and the Building to be constructed thereon, located at Calle Oriente 2, No. 40, Ciudad Industrial de Matamoros, H. Matamoros, Tamaulipas, Mexico (the “Premises”).

B.           WHEREAS, on even date hereof, Landlord and Tenant entered into a certain Addendum to Lease (the “First Addendum”) with respect to the early delivery of the Building to be constructed under the Lease.

C.           WHEREAS, the parties desire to modify the Lease in certain respects as hereinafter provided.

D.          WHEREAS, Landlord hereby represents that it has obtained from the Mexican Federal Electricity Commission (the “MCFE”) a feasibility certification whereby the MCFE represents that it is feasible to supply electricity for a minimum of 3000 KVA to the Premises. However, the MCFE has indicated in such letter, that the supply of energy to Tenant is subject to the prior existence of the following: (i) the construction of the infrastructure needed to install a transformer with characteristics and specifications which will allow the MCFE to supply electricity to the Premises, and (ii) the execution of an agreement between the MCFE and the industrial park where the Land is located, for the construction and payment of such infrastructure. A copy of the certification referred to above is attached hereto as Exhibit “A”. In view of the conditions imposed by the MCFE to supply electricity to the Premises and in order to guarantee Tenant the supply of the electricity needed by Tenant for its industrial operations in the Premises, the parties have agreed to enter into this Second Addendum.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
CLAUSES

1.          Electricity Supply. Further to its obligations under the Lease, Landlord hereby agrees to comply with the following obligations:

A.        No later than fifteen (15) calendar days following the date of execution hereof, Landlord shall obtain a certification issued by the MCFE whereby the MCFE acknowledges that the conditions described in items (i) and (ii) of Recital (D) above, have been duly satisfied and, therefore, the MCFE will supply the electricity to the Premises for a minimum of 3000 KVA no later than October 30, 2000.

B.         In the event Landlord does not fully and timely comply with its obligations referred in paragraph (A) above, Landlord shall comply with the following obligations:

(i)         Landlord shall carry out at its sole cost and expense, all actions required to construct all infrastructure needed to install a transformer with characteristics and specifications which will allow Tenant to contract and obtain for the Premises electrical power for up to a minimum of 3000 KVA (all the necessary works, including the transformer as well as all the materials, labor and equipment needed to provide the Premises with a supply of electrical power of a minimum of 3000 KVA shall be hereinafter referred to as the “Electricity Works”). The Electricity Works must be fully completed by Landlord no later than October 30, 2000;

(ii)        No later than twenty one (21) calendar days following the date of execution hereof, Landlord shall present Tenant, documentation evidencing the purchase of a transformer that complies with the technical and quality specifications and standards required by the MCFE;

(iii)       The Electricity Works to be performed by Landlord, shall comply with all the technical and quality specifications and standards required by the MCFE. The Electricity Works shall be donated to the MCFE no later than October 31, 2000, subject to the condition that as of such date, the maintenance of the Electricity Works shall be carried out by the MCFE; and

(iv)       Landlord shall enter into an agreement with the MCFE whereby the MCFE must agree: (a) to supply electricity for a minimum of 3000 KVA to the Premises, through the infrastructure resulting from the Electricity Works, no later than October 31, 2000 and during the Term or extended term of the Lease, (b) to receive the Electricity Works from Landlord no later than October 31, 2000, and (c) to maintain and repair the Electricity Works as needed in order to guarantee Tenant the supply of energy needed for Tenant’s industrial operations in the Premises. Such agreement must be executed by Landlord and the MCFE no later than fourty (40) calendar days following the date of execution hereof.
The parties agree that the effectiveness of the Lease shall be subject to the full and timely compliance of each and every one of the obligations of Landlord contained either in paragraphs (A) or (B) of this clause 1, as the case may be.

For such reason, Landlord’s failure to comply with each and every one of its obligations contained in paragraph (A) and (B) of this clause 1, under the terms and subject to the conditions set forth herein, shall render Tenant released from any obligation or liability under the Lease, since there shall be no Lease whatsoever; and therefore, Tenant shall be free to carry out its industrial operations at any place in Matamoros or wherever it deems convenient.

2.          Terms. All capitalized terms used herein which are not otherwise defined shall have the respective meanings set forth in the Lease.

3.          No Other Modification. Except as modified by this Second Addendum, and the First Addendum, the Lease and all covenants, agreements, terms and conditions thereof shall remain in full force and effect and are hereby in all respects ratified and confirmed. The parties expressly agree that this Addendum does not constitute a novation of the obligations assumed by the parties in the Lease, thus it shall not be interpreted that this Addendum novates, amends or terminates said obligations, it only amends the Lease as to include the agreement set forth in clause 1 hereof, consequently all other terms and conditions of the Lease shall remain in full force and legal effect.

4.          Miscellaneous. The parties expressly agree that, except as amended herein, and in the First Addendum, all terms and conditions set forth in the Lease shall apply to this Second Addendum.

For everything related to this Second Addendum, the parties submit to the Arbitration proceeding set forth in the Lease.

This Second Addendum shall be construed in accordance with the laws of the State of Tamaulipas. Unless herein waived, Landlord and Tenant acknowledge that all of the applicable statutes of such state are superimposed on the rights, duties and obligations of Landlord and Tenant hereunder.

This Addendum has been prepared in English and a Spanish version will be prepared. If any controversy arises with respect to the interpretation of this agreement, the English version shall control.

[SIGNATURE PAGE FOLLOWS]
IN WITNESS WHEREOF, the parties have executed this Second Addendum as of the day and year first above written.

LANDLORD:

Inmobiliaria Ayusa, S. de R.L. de C.V.

/s/ Mr. Pablo Vivanco-Arriaga
By: Mr. Pablo Vivanco-Arriaga

TENANT:

Lucent Technologies Microelectronica de Mexico S.A. de C.V.

/s/ Mr. Edmundo Elias-Fernandez
By: Mr. Edmundo Elias-Fernandez

CONSENT TO TRANSFER

This Consent is executed as of this 25 day of April, 2005, by INMOBILIARIA AYUSA, S. de R.L. de C.V. (“Landlord”).

RECITALS

A.                     Landlord is the lessor under that certain Lease Agreement dated as of June 29, 2000, with Agree Systems de Mexico, S. de R.L. de CV., formerly known as Lucent Technologies Optoelectronics S.A. de C.V. and later assigned to TriQuint de Mexico, S. de R.L. de C.V. pursuant to an assignment on December 20, 2002, as “Tenant,” for premises located at Calle Oriente 2, No. 40, Ciudad Industiral de Matamoros, H. Matamoros, Tamaulipas, Mexico (the “Lease”).

B.                       CyOptics Internaltional Holding Co., a Delaware corporation, and CyOptics International Holding LLC, a Delaware limited liability company, will collectively acquire one hundred percent (100%) of the capital stock of Tenant (the “Transfer”).

C.                       Section 10(A) of the Lease requires Landlord’s prior written consent to the Transfer.

D.                      Following the Transfer, the Tenant plans to change its name from TriQuint de Mexico, S. de R.L. de C.V. to CyOptics de Mexico, S. de R.L. de C.V. (the “Name Change”).

CONSENT

Landlord hereby consents to the Transfer in accordance with Section 10 of the Lease. Landlord also hereby consents to the Name Change. Landlord acknowledges that Tenant is not in default in the performance of any its obligations under the Lease and that the same is in full force and effect as of the date hereof.

Executed as of the day and year first set forth above.

INMOBILIARIA AYUSA, S. de R.L. de C.V.

By:	/s/ [ILLEGIBLE]

Its:	Legal Representative

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made as of this 18 day of December, 2007, by and between Inmobiliaria Ayusa, S. de R.L. de C.V. (“Landlord”), represented herein by Luis Adrian del Pozo Vivanco, its legal representative, and CyOptics de Mexico, S. de R.L. de C.V. (“Tenant”), represented herein by           Pedro A Llamas                  , its legal representative.

RECITALS

A.                                   Landlord and Tenant’s predecessor-in-interest, Lucent Technologies Microelectronica de Mexico, S.A. de C.V., have entered into a certain Lease Agreement dated as of June 29, 2000 (the “Lease”) with respect to premises at Oriente 2 #40 entre Nte. 6 y Nte.4 CD industrial, CP 87494 H. Matamoros, Tamaulipas Mexico (the “Premises”).

B.                                     The parties desire to modify the Lease in certain respects as hereinafter provided.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                                       Definitions. All capitalized terms used herein which are not otherwise defined shall have the respective meanings set forth in the Lease.

2.                                       Extension of Initial Term; Rent During Extension. The Expiration Date of the initial Term, currently December 31, 2007, is hereby extended to December 31, 2009. During the period from January 1, 2008 through December 31, 2009, Base Rent shall be in the initial amount of US$56,407.50 per month (or US$0.69 per square foot per month), subject to escalation as provided in Section 3 of the Lease. The Extension Terms shall remain in force such that Tenant continues to have two (2) five year Extension Term options as set forth in Section 2(B) after the end of the extended initial Term.

3.                                       No Other Modification. Except as modified by this Amendment, the Lease and all covenants, agreements, terms and conditions thereof (including, without limitation, the recitals) shall remain in full force and effect and are hereby in all respects ratified and confirmed.
IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

LANDLORD:

Inmobiliaria Ayusa, S. de R.L. de C.V.

By:	/s/ Luis Adrian del Pozo Vivanco
Luis Adrian del Pozo Vivanco

TENANT:

By:	/s/ Pedro A Llamas
Pedro A Llamas

CyOptics de México, S. de R.L. de C.V.

GUARANTOR:

By:	/s/ [ILLEGIBLE]

CyOptics Inc.

SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (the “Second Amendment”) is made as of this 2nd day of December, 2009, by and between Inmobiliaria Ayusa, S. de R.L. de C.V. (“Landlord”) represented herein by Luis Adrian del Pozo Vivanco and Cyoptics de Mexico, S. de R.L. de C.V. (“Tenant”) represented herein by Pedro A. Llamas, its legal representative.

RECITALS

A.                 Landlord and Tenant’s predecessor-in-interest, Lucent Technologies Microelectronica de Mexico, S.A. de C.V., have entered into a certain Lease Agreement dated as of June 29, 2000 (the “Original Lease”) with respect to premises at Oriente 2 #40 entre Nte. 6 y Nte 4, CD industrial, CP 87494 H. Matamoros, Tamaulipas, Mexico (the “Premises”).

B.                 On December 18, 2007, Landlord and Tenant entered into a First Amendment to the Original Lease (the “First Amendment”), whereby the parties extended the Expiration Date of the initial Term from December 31, 2007, to December 31, 2009 (the “Original Lease as amended by the First Amendment, the “Lease Agreement”):

C.                 The parties herein declare that there are water leaks at the Premises, which have not been caused by the Tenant.

D.                 The parties herein desire to modify the Lease Agreement in certain aspects as hereinafter provided.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                                           Definitions. All capitalized terms used herein which are not otherwise defined shall have the respective meanings set forth in the Lease Agreement.

2.                                           Extension of Initial Term; Rent During Extension. The Expiration Date of the initial Term, currently December 31, 2009, is hereby extended to December 31, 2011. During the period from January 1, 2010 through December 31,

2011, Base Rent shall be in the initial amount US$42,918.75 dollars per month (or US$0.525 dollars per square foot per month), subject to escalation as provided in Section 3 of the Lease. The Extension Terms shall remain in force such that Tenant continues to have (2) five year Extension Term options as set forth in Section 2(B) after the end of the extended initial Term.

3.                                           Fixtures of the Premises. Landlord hereby agrees to immediately fix any roof leak that the Premises may have not caused by the Tenant. For such purposes, Landlord shall send a crew to clean the roof of the Premises and further apply insulation material to stop any water filtrations no later than December 31, 2010. In the event that on or before March 4, 2010, Tenant notifies Landlord that there are roof leaks in the Premises, Landlord agrees to invest in the application of a roof membrance in a term not exceeding 90 days from the date of such notice by Tenant to Landlord.
4.                                           Other repairs/Maintenance: Furthermore, Landlord agrees to (i) refurbish the access road and hurricane fence to the Premises no later than by March 4, 2010, and (ii) paint all the exterior of the Premises in a term not exceeding 6 (six) months from the date hereof, that is, no later than on June 4, 2010.

5.                                           No other Modification. Except as modified by this Second Amendment, the Lease Agreement and all covenants, agreements, terms and conditions hereof (including without limitations, the recitals) shall remain in full force and effect and are hereby in all respets ratified and confirmed.

IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the day and year first above written.

LANDLORD:

Inmobiliaria Ayusa, S. de R.L. de C.V.

By:	/s/ Luis Adrian Del Pozo Vivanco
Name: Luis Adrian Del Pozo Vivanco
Position: Attorney in Fact

TENANT:

Cyoptics de México, S. de R.L. de C.V.

By:	/s/ Pedro A. Llamas
Name: Pedro A. Llamas
Position: Attorney in Fact

GUARANTOR:

Cyoptics Inc.

By:	/s/ Ed J. Coringrato, Jr.
Name: Ed J. Coringrato, Jr.
Position: President and CEO

THIRD AMENDMENT TO LEASE AGREEMENT

THIS THIRD AMENDMENT TO LEASE AGREEMENT (the “third Amendment”) is made as of this 25th day of October, 2011, by and between Inmobiliaria Ayusa, S. de R.L. de C.V. (“Landlord”) represented herein by Luis Adrian Del Pozo Vivanco and Cyoptics de Mexico, S. de R.L. de C.V. (“Tenant”) represented herein by Pedro A. Llamas, its legal representative.

RECITALS

A.
Landlord and Tenant's predecessor-in-interest, Lucent Technologies Microelectronica de Mexico S.A. de C.V., have entered into a certain Lease Agreement dated as of June 29, 2000 (the “Original Lease”) with respect to premises at Oriente 2 #40 entre Nte. 6 y Nte. 4, CD Industrial de Matamoros, CP 87494, H. Matamoros, Tamaulipas, Mexico (the “Premises”)

B.
On December 18, 2007, Landlord and Tenant entered into a First Amendment to the Original Lease (the “First Amendment”), whereby the parties extended the Expiration Date of the initial Term from December 31, 2007, to December 31, 2009.

C.
On December 2, 2009, Landlord and Tenant entered into a Second Amendment to the Original Lease (the “Second Amendment”), whereby the parties, extended the Expiration Date of the Initial Term from December 31, 2009 to December 31, 2011 (the “Original Lease as amended by the First and Second Amendment, the “Lease Agreement”).

D.	The parties herein declare that an electric post and the fire protection tank need to be refurbished

E.	The parties herein Desire to modify the Lease Agreement in certain aspects as herein provided.

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows;

1.	Definitions. All capitalized terms used herein which are not otherwise defined shall have the respective meaning set forth in the Lease Agreement.

2.
Extension of initial Term; Rent During Extension. The Expiration Date of the initial Term, currently December 31, 2011, is hereby extended to December 31, 2013, During the period from January 1, 2012 through December 31, 2013, Base rent shall be in the initial amount of US $ 40,466.25 dollars per month (or $ 0.495 dollars per Square foot per month), subject to escalation as provided in Section 3 of the Lease. The Extension terms shall remain in force such that Tenant continues to have (2) five year Extension Term options as set forth in Section 2(B) after the end of the extended initial Term.

3.	Fixtures of the premises. Landlord hereby agrees to refurbish an electric post and the fire protection tank no later than March 31, 2012.

4.
No other Modifications. Except as modified by this Third Amendment, the Lease Agreement and all covenants, agreements, terms and conditions hereof (including without limitations, the recitals) shall remain in full force and effect and are hereby in all respects ratified and confirmed.

IN WITHNESS WHEREOF, the parties have executed this Third Amendment as of the day and year first above written.

LANDLORD
Inmobiliaria Ayusa, S. de R.L. de C.V.

By:_/s/ Luis Adrian Del Pozo Vivanco__
Name: Luis Adrian Del Pozo Vivanco
Position: Attorney in Fact

TENAT:
Cyoptics de Mexico, S. de R.L. de C.V.

By:___/s/ Pedro A. Llamas________________
Name: Pedro A. Llamas
Position: Attorney in fact

GUARANTOR:
CyOptics Inc.

By__/s/ Ed J. Coringrato, Jr.______________
Name: Ed J. Coringrato, Jr.
Position: President and CEO